SUBLEASE
BY AND BETWEEN
3000 Hanover, LLC,
a Delaware limited liability company
as Landlord
and
Guardant Health, Inc.,
a Delaware corporation
as Tenant
July 31, 2020

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Table of Contents
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SUBLEASE
This Sublease (defined herein as the “Lease”), dated July 31, 2020 for reference purposes only, is made by and between 3000 Hanover, LLC, a Delaware limited liability company (“Landlord”) and Guardant Health, Inc., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).
A.Ground Lessor is the fee owner of the Property (as such terms are defined below in Article 1).
B.Landlord leases the Property from Ground Lessor pursuant to the Ground Lease (as defined below in Article 1).
C.Tenant desires to sublease Levels C and D of the Building (as such terms are defined below in Article 1) from Landlord, and Landlord desires to sublease Levels C and D of the Building to Tenant, on the terms and conditions set forth in this Lease.
NOW, THEREFORE, Landlord and Tenant hereby agree as follows:
Article 1.
REFERENCE
a.References
. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

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Delivery Date:
The date on which Landlord delivers the Leased Premises to Tenant with Landlord’s Work completed as set forth in the Work Letter attached hereto. If the Delivery Date has not occurred:
(a) by October 1, 2021 (extended, if applicable, by the total number of days of Excusable Delay), Tenant shall receive one (1) day of free Base Monthly Rent for each day after October 1, 2021 (as so extended if applicable) until the earlier to occur of (i) the Delivery Date, or (ii) January 31, 2022, or
(b) by January 31, 2022 (extended, if applicable, by the total number of days of Excusable Delay), Tenant shall receive two (2) days of free Base Monthly Rent for each day after January 31, 2022 (as so extended if applicable), until the Delivery Date.

Excusable Delay:	Force Majeure delays, and Tenant Delays (as defined in the Work Letter).
Lease Commencement Date:
The earlier to occur of (a) October 1, 2021 (extended, if applicable, by the number of days of Tenant Emergency Delays), or (b) Tenant’s occupancy of any portion of the Leased Premises for business purposes (as opposed to Tenant’s occupancy for purposes of installing its Tenant Improvements, furniture, fixtures, equipment or other personal property).

Lease Expiration Date:	June 30, 2033, unless earlier terminated by Landlord in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15.
Option to Extend:	One (1) option to extend for a term of ten (10) years, subject to the condition precedent that Landlord and Ground Lessor enter into an extension of the term of the Ground Lease for a minimum of ten (10) years, as more particularly described in Article 15 below.
Tenant Emergency Delays:
The term “Tenant Emergency Delays” means delays in Tenant’s completion of the Tenant Improvements (as defined in Paragraph 2.5 below) to the extent caused by public health emergencies or governmental mandates (including, without limitation, shelter in place or similar mandates) that have a direct negative impact on supply of materials, labor, issuance of building permits, or inability or limitations relating to conducting activity upon the Leased Premises.

First Month’s Prepaid Rent:	$1,134,612, comprised of Base Monthly Rent of $920,000 and estimated Additional Rent of $214,612.
Tenant’s Security Deposit:	$11,479,254.00 (subject to reduction to $7,174,533.75 upon the fifth (5th) anniversary of the Lease Commencement Date in accordance with the terms and conditions of Paragraph 3.7)
Late Charge Amount:	Five Percent (5%) of the Delinquent Amount
Tenant’s Required Liability Coverage:	$5,000,000 Combined Single Limit
Tenant’s Broker:	Savills

Landlord’s Broker:	Cushman & Wakefield and Newmark Knight Frank

Property:
That certain real property situated in the City of Palo Alto, County of Santa Clara, State of California, as presently improved with one 4-level building, which real property is shown on the Site Plan attached hereto as Exhibit A, is assigned Assessor’s Parcel No. 142-18-048-00, and is commonly known as or otherwise described as follows: 3000 Hanover Street, Palo Alto, California.

Building:	That certain 4-level building on the Property in which the Leased Premises are located (the “Building”), which Building is shown outlined on Exhibit A hereto.
Level C:	“Level C” refers to Level C of the Building, a color-coded rendering of which is shown on Exhibit A-1.
Level D:	“Level D” refers to Level D of the Building, a color-coded rendering of which is shown on Exhibit A-1.
Common Areas:
The “Common Areas” shall mean the areas within the Property which are located outside the Leased Premises, such as common lobbies, electrical closets, pedestrian walkways, parking areas, circulation roads and ways, parking structures and surface parking areas, landscaped areas, open areas and enclosed trash disposal areas which, at the time in question, are not for the exclusive use of a tenant of the Building.

Parking:
With respect to the Leased Premises, Tenant shall be entitled to utilize at least 2.6 unreserved and unassigned parking spaces for each 1,000 rentable square feet of Leased Premises, as the same may change from time to time in accordance with the terms of this Lease or an amendment hereto (i.e., no less than 649 parking spaces based upon 249,549 square feet), such spaces to be located in the parking area of the Common Areas. Parking is provided to Tenant by Landlord without additional charge for the entire Lease Term including any extension period, if applicable.

Building Standard Hours:
The term “Building Standard Hours” means from 7:00 a.m. and 7:00 p.m. Monday through Friday and on Saturdays from 8:00 a.m. to noon, excluding Sundays and New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in the vicinity of the Property.

HVAC:	Heating, ventilating, and/or air conditioning.
Leased Premises:
The space located on Level C and Level D and shown on the floor plan attached hereto as Exhibit B, consisting of approximately 249,549 rentable square feet, which rentable square footage has been determined based on the Building Owners and Managers Association Gross Area Standard Methods of Measurement ANSI/BOMA Z65.3-2018, and, for purposes of this Lease, the Leased Premises is agreed to contain said number of rentable square feet. The Building and the Leased Premises are not subject to re-measurement unless, pursuant to a written amendment to this Lease, space is subtracted therefrom or additional space is added thereto. Landlord has provided (or will, upon Tenant’s request provide) Tenant with the calculations of the rentable square footage of the Leased Premises Landlord’s architect. Recognizing that both Landlord and Tenant have agreed to the foregoing rentable square footage number and have agreed that there will be no re-measurement except as expressly provided above, Landlord has given Tenant the opportunity to measure the Building and the Leased Premises and has encouraged Tenant to do so, and Tenant hereby confirms that it has elected, in its sole discretion and without reliance on any representation by Landlord or its agents or any brokers, not to measure the Building or the Leased Premises.

________________ Initials
Tenant’s Expense Share:
The term “Tenant’s Expense Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Building at the time of calculation. Such percentage is currently 45.70%. In the event that the rentable square footage of the Leased Premises or the Building is changed, Tenant’s Expense Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Expense Share of all tenants of the Property shall equal 100%. Tenant’s Expense Share is subject to adjustment as set forth in Paragraphs 13.12(b) and 13.12 (c).

Standard Interest Rate:
The term “Standard Interest Rate” shall mean the greater of (a) 8%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Default Interest Rate:	The term “Default Interest Rate” shall mean the Standard Interest Rate, plus five percent (5%), but in no event more than the maximum rate of interest not prohibited or made usurious.
Ground Lease:
That certain Lease dated as of March 25, 1971, between Ground Lessor and Hewlett-Packard Company, a Delaware corporation (“HP”), as amended by that certain Lease Amendment dated as of January 11, 2012, between Ground Lessor and HP, as further amended and assigned by that certain Consent to Assignment of Ground Lease dated as of July 31, 2015, by and among Ground Lessor, HP, and Hewlett Packard Enterprise Company, a Delaware corporation (the predecessor in interest to Landlord), pursuant to which Landlord leases the Property from Ground Lessor.

Ground Lessor:	The Board of Trustees of the Leland Stanford Junior University, a body having corporate powers under the laws of the State of California.
Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:
Period Base Monthly Rent

Months 1 – 12* $920,000.00
Months 13 - 24 $1,184,500.00

Months 25 - 36    $1,522,292.57
Months 37 - 48    $1,567,961.35
Months 49 – 60    $1,615,000.19
Months 61 – 72    $1,663,450.19
Months 73 – 84    $1,713,353.70
Months 85 – 96    $1,764,754.31
Months 97 – 108    $1,817,696.94
Months 109 – 120    $1,872,227.84
Months 121 – 132    $1,928,394.68
Months 133 – End**    $1,986,246.52

*Base Monthly Rent for Months 1 through 5 to be abated pursuant to paragraph 3.1 below.

**End of initial Lease Term.

Permitted Use:	Research support offices, research and development, wet lab, sales and marketing, and uses ancillary thereto, to the extent in compliance with all Laws and Restrictions and permitted by the Ground Lessor, and for no other purposes.
Exhibits:	The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:
Exhibit A - Site Plan showing the Property and delineating the Building in which the Leased Premises are located.
Exhibit B – Floor Plan
Exhibit C –Lease Commencement Date Certificate
Exhibit D – Work Letter
Exhibit E – Monument Signage Exhibit
Exhibit F – Hazardous Materials Management Plan Exhibit G – Ground Lessor Release
Exhibit H – Reserved
Exhibit I – Form of Tenant Estoppel Certificate Exhibit J – Landlord Waiver and Agreement
Exhibit K – Form of Purchase Agreement

Article 2.
LEASED PREMISES, TERM AND POSSESSION
a.Demise Of Leased Premises
. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant’s lease of the

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Leased Premises, together with the appurtenant right to use the Common Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except as set forth in Paragraph 4.14 below.
b.Right To Use Common Areas
. As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Common Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant’s right to so use the Common Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.
c.Lease Commencement Date And Lease Term
. The term of this Lease shall begin on the Lease Commencement Date, as set forth in Article 1 (the “Lease Commencement Date”). Promptly upon request by the other after the Lease Commencement Date has occurred, Landlord and Tenant agree to execute and deliver a Lease Commencement Date Certificate in the form of Exhibit C attached hereto. The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).
d.Delivery Of Possession
/Early Occupancy. Landlord shall deliver to Tenant, and Tenant shall accept, possession of the Leased Premises on the Delivery Date, in good, clean and working condition but otherwise in its then AS IS condition, subject only to: (a) Landlord’s completing, on or before the Lease Commencement Date, the Landlord’s Work described and defined in Paragraph 1 of the Work Letter attached as Exhibit D to and made a part of this Lease (the “Work Letter”), the terms and provisions of which are hereby incorporated into this Lease, (b) any costs associated with ADA code compliance for the Building exterior, including “path of travel” requirements to the Building and the Leased Premises, will be Landlord’s sole expense and not passed through to Tenant throughout the Lease Term (“Landlord’s ADA Work”), and (c) Landlord shall repair, at its sole cost and expense, after receipt of Tenant’s written notice thereof, which notice must be delivered to Landlord within the first thirty (30) days after delivery of the Leased Premises to Tenant with Landlord’s Work completed, any defects or deficiencies (including non-compliance with applicable laws) of the roof of the Building and the Building operating systems on Levels C and D (such as, without limitation, HVAC, plumbing, electrical and life safety) which are not in good working order and/or non-compliant with applicable laws. Notwithstanding the foregoing, and without in any way affecting the Delivery Date, Landlord agrees that following the full execution of this Lease, and Tenant’s delivery of all required insurance information, Tenant may enter the Leased Premises for the purpose of, and only for the purpose of, the planning and construction of the Tenant Improvements (as such term is defined in the Work Letter), and the installation of Tenant’s fixtures and equipment, all in furtherance of Tenant's intended operations from the Leased Premises ("Early Occupancy"). While Tenant shall not be required to pay Rent during the Early Occupancy, all other terms of this Lease, including, but not limited to Tenant’s obligations to carry all insurance required by the Lease, etc., shall be in effect during such Early Occupancy. It is acknowledged that the Early Occupancy may occur during a period that Landlord is performing the Landlord Work upon the Leased Premises, and Landlord and Tenant, and each of their employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees, shall cooperate reasonably to work in harmony with, and not unreasonably interfere with the work being performed by the other party; provided, however, that if Landlord in good faith determines that Tenant’s Early Occupancy is causing a delay in completion of the Landlord’s Work, Landlord may suspend or revoke Tenant’s Early Occupancy right upon three (3) business days’ prior written notice to Tenant, and if by the end of such notice period Tenant ceases causing such delay, such suspension or revocation shall be deemed withdrawn. Landlord agrees to reasonably cooperate (at Tenant’s sole cost) with Tenant as may be required in order for Tenant to obtain all permits and other approvals required by applicable governmental authorities in connection with the Tenant Improvements to be constructed by Tenant.
e.Performance Of Tenant Improvement Work; Acceptance Of Possession

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. Tenant shall, pursuant to the Work Letter, perform the work and make the installations in the Leased Premises substantially as set forth in Paragraph 2 the Work Letter (such work and installations hereinafter referred to as the “Tenant Improvements”). It is agreed that by accepting possession of the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject only to Landlord’s completing the Landlord’s Work.
f.Surrender Of Possession
. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Common Areas, and shall vacate and surrender the Leased Premises, the Building, the Common Areas and the Property to Landlord in good broom clean condition, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Common Areas caused by Tenant’s removal of Tenant’s property. Tenant shall leave its telecommunications wiring and cabling labeled and/or coded sufficiently so that Landlord can readily determine the origin, destination and function of the wires and cables. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. To the extent not caused by Landlord’s lack of maintenance or repairs as required hereunder, Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Common Areas and, where necessary, replace or resurface same. In the event that the condition set forth in Paragraph 15.1(a) below is satisfied but the Term of this Lease is not extended as provided in Article 15, then, subject to the terms of Paragraph 6.1 below, Tenant shall be required to remove all Non-Standard Improvements (as defined below) and repair all damage caused by such removal, but shall not be required to remove any other alterations, modifications, or improvements. As used herein, “Non-Standard Improvements” shall mean any alterations, modifications, or improvements that (i) affect any of the Building’s structures or materially affect any of the Building’s systems, or (ii) are visible from outside the Building, or (iii) contain Hazardous Materials (as defined in Paragraph 4.11 below), or (iv) are of a type or quantity that would not typically be installed by or for a typical tenant using space for the Permitted Use, and Non-Standard Improvements include, but are not limited to, the following: (A) raised floors, (B) voice, data, and other cabling, (C) specialty data center rooms, (D) libraries, (E) any areas requiring floor reinforcement or enhanced system requirements, (F) any internal staircase(s), (G) the portion of any fitness center exceeding ten thousand (10,000) square feet of the Leased Premises, and (H) any kitchen(s) exceeding one thousand five hundred (1,500) square feet; provided, however, in no event shall the term Non-Standard Improvements include any portion of Landlord’s Work and/or any portion of the Tenant Improvements. Landlord shall act reasonably in determining what alterations, modifications, or improvements constitute Non-Standard Improvements. If the Leased Premises, the Building, the Common Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Common Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the Default Interest Rate until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord’s billing Tenant for same. Notwithstanding the foregoing, Landlord may consent (in its sole and absolute discretion, which consent may be withheld for any reason or no reason) to accept a cash payment from Tenant in lieu of Tenant completing all or any portion of the work required pursuant to this paragraph, such consent to be in a written notice specifying the work from which Tenant shall be excused. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.
g.Accessibility
. In accordance with California Civil Code Section 1938, Landlord hereby informs Tenant that as of the Effective Date of this Lease, the Building has not been inspected by a Certified Access Specialist (as defined in California Civil Code section 55.52(3)) (“CASp”). Civil Code Section 1938(e) provides:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the

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subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Accordingly, Landlord and Tenant hereby mutually agree that if Tenant desires to obtain a CASP inspection, (i) the CASP inspection shall be at Tenant’s sole cost and expense, (ii) the inspection shall be performed by a CASp that is currently certified in California and has been reasonably approved by Landlord, (iii) the CASp inspection shall take place during regular business hours with at least five (5) business day’s prior written notice to Landlord and shall not materially disrupt any of the other tenants within the Building, (iv) Tenant shall promptly provide Landlord with a copy of the final report prepared in connection with the CASp inspection (the “CASp Report”), and (v) Tenant shall be solely responsible for promptly making any repair or modifications necessary to correct violations of construction-related accessibility standards that are noted in the CASp Report (the “Required Modifications”) and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to promptly make such repairs; except for the Landlord’s ADA Work referred to in Paragraph 2.4, above, which Landlord shall perform at Landlord’s sole cost and expense. The Required Modifications shall not proceed until Landlord has approved in writing: (i) Tenant’s contractor, and (ii) complete and detailed plans and specifications for the Required Modifications. The Required Modifications shall be performed in a good and workmanlike manner in compliance with all of the terms of the Lease. At Landlord’s sole discretion, Landlord may elect to complete the Required Modifications. If Landlord elects to complete the Required Modifications, Landlord may forward invoices and bills for the expenses of the Required Modifications to Tenant, and Tenant shall, no later than ten (10) days prior to the due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord. Alternatively, Tenant shall reimburse Landlord for any costs incurred by Landlord within ten (10) days of Landlord’s invoice therefor.
Tenant hereby acknowledges and agrees that the CASp Report is to be kept strictly confidential, except as necessary for Tenant to complete repairs and correct violations of construction-related accessibility standards as noted in the CASp Report. Accordingly, except as provided above or as may be required by law or court order, Tenant shall not release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any information contained in the CASp Report. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.

Article 3.
RENT, LATE CHARGES AND SECURITY DEPOSITS
a.Base Monthly Rent
. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, cash or other immediately available good funds in the amount set forth as Base Monthly Rent in Article 1. Notwithstanding the foregoing, no Base Monthly Rent shall be due or payable for each of the first five (5) months of the Lease Term.
b.Additional Rent
. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”), cash or other immediately available good funds in the following amounts:
(i)An amount equal to all Property Operating Expenses (as defined in Article 13) incurred or to be incurred by Landlord. Landlord shall deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time.
(ii)Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

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(iii)Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and
(iv)Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.
c.Year-End Adjustments
. Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due unless the Lease has expired or terminated in which case subsection (ii) as follows shall apply, or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.
d.Late Charge, And Interest On Rent In Default
. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and in addition if any Additional Rent is not received by Landlord within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth (5th) day at the Default Interest Rate until paid. Regardless of the foregoing, Tenant shall be entitled to one (1) written five (5) day notice to cure during each calendar year prior to a late charge becoming due, and prior to interest accruing, and such Late Charge Amount shall not be due, nor shall interest accrue, if Tenant so cures within such five (5) day period.
e.Payment Of Rent
. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.
f.Prepaid Rent
. Tenant shall, upon the Lease Commencement Date, pay to Landlord the amount set forth in Article 1 as First Month’s Prepaid Rent, as prepayment of rent for credit against the first installment of Base Monthly Rent and Additional Rent due hereunder.
g.Security Deposit
. Tenant shall deposit concurrently with Tenant’s execution of this Lease, with Landlord the amount set forth in Article 1 as the Security Deposit as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Tenant hereby grants to

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Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Common Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Common Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2; (iv) to remedy any other default of Tenant including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises; and (v) to cover any other expense, loss or damage which Landlord may at any time suffer due to Tenant’s default. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord, at Tenant’s expense, shall open an interest bearing trust account into which the Security Deposit shall be deposited, and all interest earned on the Security Deposit funds shall be for the account of Tenant and shall be distributed out of such account on an annual basis promptly following Tenant’s written request which request may be made upon or after each anniversary of the Lease Commencement Date (provided, however, in no event shall any such distribution of interest to Tenant cause the total funds in such account to be less than the amount of the Security Deposit). Landlord has advised Tenant that Landlord is qualified and operates, and intends to continue to qualify and operate, as a “real estate investment trust” within the meaning of Section 856 et. seq. of the Code (a “REIT”) for federal income tax purposes, and therefore Tenant shall cooperate such that the interest earned on the Security Deposit is not credited to Landlord so Landlord will be in compliance with REIT regulations. The Security Deposit shall not be used in Landlord’s ordinary business and shall be segregated from Landlord’s general accounts as noted hereinabove. If Landlord transfers the Building or the Property during the Lease Term, Landlord shall pay or credit the Security Deposit (and any interest accrued thereon and not yet disbursed to Tenant) to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty (60) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, cure any other defaults, deduct any damages, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent. Provided that on the fifth (5th) anniversary of the Lease Commencement Date Tenant’s net worth is equal to or greater than Tenant’s Net Worth at the time this Lease is entered into, the Security Deposit shall be reduced to $7,174,533.75. Landlord shall reasonably cooperate with Tenant’s request for such reduction by reviewing Tenant’s financials pursuant to publicly available information within ten (10) days of Tenant’s request and promptly (not later than 10 days after request) refunding Tenant the sum of $4,304,720.25 (together with any then undistributed interest earned on the Security Deposit) such that Landlord thereafter holds a Security Deposit in the amount of $7,174,533.75.
Article 4.
USE OF LEASED PREMISES AND COMMON AREA
a.Permitted Use
. Tenant shall be entitled to use the Leased Premises solely for the Permitted Use as set forth in Article 1 and for no other purpose whatsoever. This Lease permits Tenant to use the Leased Premises and related parking on a 24/7/365 basis, but Tenant shall have the right to vacate the Leased Premises at any time during the Term of this Lease, provided Tenant maintains the Leased Premises in the same condition as if fully occupied and as otherwise required by the terms of this Lease. Tenant shall have the right to use the Common Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.
b.General Limitations On Use
. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Common Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Common Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (A) injure, vibrate or shake the Leased Premises or the Building, (B) damage, overload or impair the efficient operation of any electrical, plumbing, and HVAC systems within or servicing the Leased Premises or the

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Building, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Except as approved by Landlord as part of the Tenant Improvements to be constructed by Tenant in accordance with the terms of the Work Letter, Tenant shall not, without first obtaining Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Except as approved by Landlord as part of the Tenant Improvements to be constructed by Tenant in accordance with the terms of the Work Letter, Tenant shall not, without first obtaining Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Common Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Common Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed by any of its employees, agents, vendors, invitees, guests, permittees, assignees, sublessees, or contractors (the “Tenant Parties”), any waste in or about the Leased Premises, the Building, the Common Areas or the Property.
c.Noise And Emissions
. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not unreasonably interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to unreasonably interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Common Areas or the Property or any component part thereof or the property of adjacent property owners.
d.Trash Disposal
. Landlord shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas by Tenant or any of the Tenant Parties shall be stored in such a manner so that it is not visible from outside of such areas. Landlord shall cause such trash, garbage and waste to be regularly removed from the trash bins/garbage disposal facilities and the Property. Subject to the foregoing removal obligation of Landlord, Tenant shall keep the interior of the Leased Premises in a clean, safe and neat condition and shall keep the Common Areas free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times.
e.Parking
. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Common Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property. Tenant agrees to assume responsibility for compliance by the Tenant Parties with the parking provisions contained herein. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not reduce the number of parking spaces allocated to Tenant in Article 1.
f.Signs
. Subject to the other terms and conditions of this Paragraph 4.6, Tenant, at Tenant’s sole cost and expense, shall: (i) be entitled to the maximum pro-rata share of monument signage, and (ii) on the exterior of Levels C and D, be entitled to the maximum pro-rata share of Building signage (in the event Tenant becomes the sole occupant of Levels A and/or B, such rights shall also extend to the exterior of such additional levels that Tenant becomes the sole occupant of), in each case (i) and (ii), to the extent

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permitted by Laws and Restrictions and the Ground Lessor. However, any monument sign can have no more than two (2) names on it. Such monument signage shall be approximately as depicted on Exhibit E, to the extent approved by the City of Palo Alto and the Ground Lessor. The cost to construct a new monument sign on the Property, if applicable, shall be at Landlord’s sole cost and not a Property Operating Expense. The size, location, and configuration of all signage shall be subject to Landlord’s building standards and its prior written approval, which shall not be unreasonably withheld, and shall be governed by and subject to the rules, regulations and permit requirements of the City of Palo Alto and the Ground Lessor. All of the foregoing rights set forth in this paragraph shall be personal to Guardant Health, Inc. and if applicable, a Permitted Transferee (as defined in Paragraph 7.9 below) and/or a subtenant of either Tenant or such Permitted Transferee that occupies at least 50,000 rentable square feet, and no other party shall have any such right; provided however, that in no event shall Tenant, any such Permitted Transferee and any such subtenant occupying at least 50,000 rentable square feet be entitled in the aggregate to more than three (3) names on the monument sign(s). Except as expressly allowed pursuant to this Paragraph 4.6, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Common Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Common Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its reasonable discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord’s approval. Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense and only in strict compliance with Landlord’s approval and any applicable Laws and Restrictions, using a person reasonably approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Common Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to as close to its original condition as is reasonably practicable, all to Landlord’s reasonable satisfaction, upon the termination of this Lease. Subject to the signage rights granted to Tenant pursuant to this Paragraph 4.6, Landlord reserves and retains the right to place Landlord’s name and/or ownership affiliation in or on the Building, the Common Areas or the Property, or on any of the signs located thereon.
g.Compliance With Laws And Restrictions
. Subject to Landlord’s ADA Work referred to in Paragraph 2.4, above, Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Common Areas or the Property including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.
h.Compliance With Insurance Requirements
. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Common Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.
i.Landlord’s Right To Enter
. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable written notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or, during the last nine (9) months of the Lease Term and/or during any period that Tenant is

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in monetary or material non-monetary default, tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall also have the right, upon reasonable advance written notice to Tenant, to access the Building’s vertical risers and the interstitial space above Tenant’s acoustical ceiling to connect new utility and communications lines from other floors to the base Building utility lines. Landlord shall have the right to enter the Common Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Common Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least ten (10) days’ prior written notice of any work to be performed on the Leased Premises, as well as notice within one (1) day after the commencement of such work); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Common Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof. Landlord agrees to exercise the foregoing rights in a manner to attempt to minimize unreasonable interference with Tenant’s use and occupancy of the Premises.
j.Use Of Common Areas
. Tenant, in its use of the Common Areas, shall at all times keep the Common Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Common Areas and shall not be liable to Tenant for any diminution in Tenant’s right to use the Common Areas as a result, provided such easements do not reduce the number of parking spaces allocated to Tenant in Article 1 or materially and negatively impact Tenant’s access to the Leased Premises or rights to use the Common Area.
k.Environmental Protection
. Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.
(i)As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable

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explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.
(ii)Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with, and shall cause the Tenant Parties to comply with, all Laws relating to its/their storage, use and disposal of Hazardous Materials at the Property; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises and/or the Building or the Property unless caused by Tenant or the Tenant Parties. Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in the Hazardous Materials management plan (“HMMP”) attached hereto as Exhibit F which Tenant shall update at least annually with Landlord if there are any changes to such plan (“Permitted Materials”) which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction. In no event shall Tenant or any of the Tenant Parties conduct any invasive or destructive environmental tests of the Leased Premises or cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused by Tenant or any of the Tenant Parties results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials, to the extent such Hazardous Materials were introduced to the Property by Tenant or any of the Tenant Parties. Likewise, Landlord shall be solely responsible for, and shall defend, indemnify, and hold Tenant and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any Hazardous Materials, to the extent such Hazardous Materials were introduced to the Property by Landlord or its employees, agents and/or contractors.
(iii)Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant or any of the Tenant Parties, and all installations (whether interior or exterior) made by or on behalf of Tenant or any of the Tenant Parties relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property. In addition, if Landlord reasonably believes that Tenant has caused or permitted contamination of the Leased Premises or Property, then at Landlord’s request, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant’s compliance with this Paragraph 4.11.
(iv)At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant or any of the Tenant Parties. Landlord agrees to exercise the foregoing rights in a manner to attempt to minimize unreasonable interference with Tenant’s use and occupancy of the Leased Premises.

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(v)Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such voluntary cooperation, nor for any required compliance so long as the same is exercised in a manner to attempt to minimize unreasonable interference with Tenant’s use and occupancy of the Premises.
(vi)Tenant agrees at all times to cooperate fully and comply with the requirements of governmental agencies regulating, or otherwise involved in, the protection of the environment.
(vii)Landlord represents and warrants to Tenant that to Landlord’s actual knowledge based solely on that certain “Phase 1 Environmental Site Assessment – Final” for the Property dated December 19, 2018, prepared by WSP USA Corp., a copy of which has been delivered to and reviewed by Tenant (the “Phase 1”), as of the Delivery Date, except as otherwise disclosed by the Phase 1, there are no Hazardous Materials on or about the Leased Premises, Building or Property in violation of Laws. If any remediation work is required by governmental authorities based on any release of Hazardous Materials which was not caused by Tenant or any of the Tenant Parties, Landlord shall cause such work to be performed by Landlord, and if such release occurred (a) prior to the Delivery Date, Landlord shall do so at Landlord’s sole cost and expense and the same shall not constitute a Property Operating Expense, or (b) after the Delivery Date and the identity of the party that caused the release is unknown, Landlord shall do so and the cost incurred by Landlord shall constitute a Property Operating Expense but shall be only be passed through up to $50,000 per year.
l.Rules And Regulations
. Landlord shall have the right from time to time to establish reasonable non-discriminatory rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Common Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property, however, Landlord agrees to use commercially reasonable efforts to enforce such rules and regulations against all tenants.
m.Reservations
. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of, or access to, the Leased Premises by Tenant. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.
n.Roof
. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except (if at all) the roof above Level C and Level D (and Levels A and/or B, but only in the event and to the extent the Leased Premises is expanded to include all of Level A and/or Level B, as applicable) to the extent provided in this Paragraph 4.14 or as otherwise required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease. Subject to Tenant’s restoration and repair obligations under Paragraph 2.6, Tenant at its sole cost and expense shall have the right to install on the roof above Level C and Level D, satellite dishes, television antennas, and related receiving equipment and cable connections (collectively, “Roof Communications Equipment”) required in connection with Tenant’s communications and data transmission network, in an area to be designated by Landlord, provided such installation does not impact the structural integrity of the Building nor void or negatively impact any applicable warranties. Tenant shall supply Landlord with detailed plans and specifications of the Roof Communications Equipment prior to the installation thereof for Landlord’s review and approval not to be unreasonably withheld, conditioned, or delayed. Furthermore, Tenant shall have secured Landlord’s approval and the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Roof Communications Equipment, and shall provide copies of such approvals and permits to Landlord prior to commencing any work with respect to such Roof Communications Equipment. Tenant shall pay for any and all costs and expenses in connection with, and

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shall repair all damage to the roof resulting from, the installation, maintenance, use and removal of the Roof Communications Equipment.
a.Compliance with Ground Lease; Ground Lessor’s Consent to Sublease.
1.Tenant’s occupancy of the Leased Premises is subject to the terms, provisions, and requirements of the Ground Lease. Tenant shall comply with such terms, provisions, and requirements at all times and shall not conduct any activities or permit any activities to be conducted which would constitute a breach of the Ground Lease. Whenever in this Lease the consent or approval of Landlord or a governmental agency is required, the consent of Ground Lessor shall also be deemed required if and to the extent Ground Lessor’s consent would be required under the Ground Lease if such actions were taken by Landlord, and there shall be no “deemed consent” of Ground Lessor under this Lease, notwithstanding that Landlord’s consent may be deemed given in certain circumstances expressly set forth herein.
2.This Lease and the parties’ obligations hereunder are subject to the receipt of the consent and nondisturbance agreement of the Ground Lessor (collectively, the “Ground Lessor’s Consent”) within thirty (30) days after the Effective Date of this Lease. The nondisturbance agreement shall provide that, so long as Tenant is not in default under this Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect notwithstanding a default under, or termination of, the Ground Lease(s). Within two (2) business days after full execution of this Lease by Landlord and Tenant, Landlord will provide a fully executed copy to Ground Lessor and use commercially reasonable efforts to obtain the Ground Lessor’s Consent, and in connection therewith shall request and use diligent efforts to have Ground Lessor include a nondisturbance agreement providing that, so long as Tenant is not in default under this Lease beyond any applicable cure period, its right to possession of the Leased Premises and the other terms of the Lease shall remain in full force and effect notwithstanding a default by Landlord under, or termination of, the Ground Lease. Without limiting the foregoing, Tenant acknowledges and agrees that Ground Lessor is not obligated to provide the foregoing nondisturbance protection and that Ground Lessor’s common practice is to provide such protection only to Landlord’s lender, not to Landlord’s sublessees. Landlord shall be solely responsible for any fees or costs charged by the Ground Lessor in connection with the granting of the Ground Lessor’s Consent. If Ground Lessor refuses to provide the Ground Lessor’s Consent within such 30-day period in a form reasonably satisfactory to Landlord and Tenant, Landlord and Tenant shall each have the ongoing right to terminate this Lease by providing at least a ten (10) day written notice of termination after the expiration of such 30-day period (unless the Ground Lessor’s Consent has been delivered prior to Tenant’s or Landlord’s notice of termination). In the event this Lease is so terminated, such termination shall be effective upon the expiration of such written notice of termination, provided that any such written notice of termination shall be deemed null and void in the event the Ground Lessor’s Consent has been delivered prior to the expiration of such ten (10) day written notice of termination. Tenant (a) acknowledges that as a condition to obtaining the Ground Lessor’s Consent, Tenant will be required to release Ground Lessor with respect to the environmental condition of the Property by signing the Ground Lessor’s Consent, which will contain a release substantially in the form of Exhibit G attached hereto, and (b) agrees to so release Ground Lessor. If there is a conflict between the requirements of the Ground Lease and of this Lease such that compliance with this Lease would result in a breach of the Ground Lease or compliance with the Ground Lease would result in a breach of this Lease, the Ground Lease shall be controlling; otherwise, as between Landlord and Tenant, the terms of this Lease shall prevail over any inconsistent terms of the Ground Lease. Landlord shall not terminate the Ground Lease, or take any action or fail to take any action that would result in a termination of the Ground Lease, during the Term of this Lease; and Landlord shall not enter into any modification of the Ground Lease without first obtaining the prior written consent of Tenant In the event any such modification of the Ground Lease would materially interfere with the use or occupancy of the Leased Premises for the conduct of Tenant’s business or materially increase Tenant’s costs under this Lease or in connection with the use and occupancy of the Leased Premises.
b.Transportation Management
. Landlord and Tenant shall fully comply with all present and future programs mandated by the City of Palo Alto, or the Ground Lessor (to the extent allowed by the Ground Lease), intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all of Tenant’s employees located at the Leased Premises by working directly with Landlord, any governmental transportation management organization, or any other transportation-related committees or entities. Landlord agrees that it will provide notice of any such programs to Tenant and will not enforce these obligations in a

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discriminatory manner. To the extent required by Law, or the Ground Lessor (to the extent allowed by the Ground Lease), such programs may include, without limitation: (a) restrictions on the number of peak-hour vehicle trips and single occupancy vehicle trips generated by Tenant; (b) increased vehicle occupancy; (c) implementation of an in-house ridesharing program and an employee transportation coordinator; (d) working with employees and any Property, the Building, or area-wide ridesharing program manager; (e) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (f) utilizing flexible work shifts for employees.
Article 5.
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES
a.Repair And Maintenance
. Except in the case of damage to or destruction of the Leased Premises, the Building, the Common Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Common Areas, and the Property.
3.Tenant’s Obligations
. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures within the Leased Premises and used in connection with the Leased Premises (as opposed to such facilities passing through the Leased Premises for other space within the Building), (iv) all interior sinks, toilets, and faucets and, to the extent serving just the Leased Premises, plumbing, pipes, and drains, (v) all interior lighting fixtures, bulbs and lamps, (vi) any dedicated HVAC equipment installed by Tenant, and (vii) all entranceways to the Leased Premises. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Common Areas or the Property caused by the activities of Tenant or any of the Tenant Parties promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality. Notwithstanding the foregoing, if any HVAC unit exclusively servicing the Leased Premises must be replaced during the last five (5) years of the Lease Term (as the same may be extended), and such replacement is not required or necessitated due to Tenant's particular and unique use of the Leased Premises or the making by Tenant of any alterations, additions, changes, substitutions or improvements of or to the Leased Premises, then Landlord shall perform such replacement and the cost incurred by Landlord in making such replacement, including interest at a rate equal to the Standard Interest Rate, shall be amortized by Landlord over the useful life of such replacement, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such replacement as so amortized shall be considered a Property Maintenance Cost.
4.Landlord’s Obligation
. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the Common Areas, the foundation, slabs, roof structure and membrane, load-bearing and exterior walls of the Building, HVAC equipment currently existing in the Leased Premises or hereafter installed by Landlord pursuant to the Work Letter, plumbing, pipes, and drains to the extent they serve both the Leased Premises and other portions of the Property or to the extent the same are located underground or are not located within the interior of the Leased Premises, and the Building’s solar panel system. Landlord may hire a licensed HVAC contractor to regularly and periodically inspect and perform required maintenance on the HVAC equipment and systems serving the Leased Premises and/or the Building. Landlord may also hire a licensed roofing contractor to regularly and periodically inspect and perform required maintenance on the roof of the Building. Landlord shall keep the Common Areas in a clean condition consistent with other similar buildings and properties in the Stanford Research Park. Landlord shall regularly and periodically sweep and clean the driveways and parking areas. Landlord shall make any necessary (x) structural repairs or structural replacements to the Leased Premises and (y) repairs or replacements to (i) any fire alarm and communication system in or servicing the Leased Premises, and (ii) any sprinkler system in or servicing the Leased Premises; however, subject to the terms of Paragraph 9.3 below, if any of the foregoing are necessitated by the acts or omissions of Tenant or any of the Tenant

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Parties, Tenant shall reimburse to Landlord, promptly upon receipt of the applicable invoices, the cost incurred by Landlord in connection therewith. The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3, the costs incurred by Landlord in performing such maintenance and/or inspections, and/or in making such repairs or replacements; provided, however, that the cost incurred by Landlord in maintaining the foundation, slabs, roof structure, and load-bearing and exterior walls of the Building (other than paint and sealant) shall not constitute Property Operating Expenses and therefore shall not be passed through to Tenant.
b.Utilities
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5.Landlord will, pursuant to and in accordance with Paragraph 1 of the Work Letter, as a part of the Landlord’s Work, cause the electric, gas and water service to the Leased Premises to be separate from and independent of the electric, gas and water service to the balance of the Building, either by separate service or by sub-metering.
6.If separately metered, Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Landlord shall, at its sole expense, cause such sub-meters to be installed. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the water, gas and electrical distribution systems within the Building and the Leased Premises, after Landlord has completed the Landlord’s Work, will be adequate for Tenant’s needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant’s needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises.
c.Security
. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Common Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or any of the Tenant Parties from any cause whatsoever, including but not limited to criminal and/or terrorist acts. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same. In the event Landlord in its sole and absolute discretion agrees to provide any security services, whether it be guard service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise. Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.
d.Energy And Resource Consumption
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7.Energy Consumption Reduction Efforts. Landlord may voluntarily cooperate in a reasonable manner with the efforts of utility suppliers (and shall comply with the requirements of governmental agencies) in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation or compliance. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, and HVAC systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.
8.Tenant Utility Usage Data Reporting. If Tenant is billed directly by a utility company with respect to Tenant’s electricity and natural gas/propane usage at the Leased Premises, then, promptly following Landlord’s written request, Tenant shall provide its monthly electricity and natural gas/propane usage data for the Leased Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity and natural gas/propane usage data with respect to the Leased Premises directly from the utility company.
e.Limitation Of Landlord’s Liability

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. Landlord shall not be liable to Tenant for injury to Tenant or any of the Tenant Parties, or damage to property of Tenant or any Tenant Parties, or loss of Tenant’s or any Tenant Parties’ business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Common Areas, or the protection of Tenant’s property or any of the Tenant Parties, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Common Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Common Areas or the Property from whatever cause (other than Landlord’s or its employees’, agents’ and/or contractors’ gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).
f.Emergency Power
a.. The existing diesel-fueled 450kW Standby life support generator shall remain on the Property and each tenant of the Building (including Tenant) shall have the right to use the same and shall pay its pro rata share (basis based on occupied square footage) of the maintenance and repair costs incurred by Landlord in connection therewith. Costs incurred by Landlord in connection with the maintenance and repair of such generator will be Property Maintenance Costs. In addition, Tenant shall have the right to install additional backup power for its sole use at a mutually agreeable location proximate to Level C or Level D on the exterior of the Leased Premises. If there are any existing UPS or generators on site that are beyond the useful life or are in disrepair, Landlord, at Tenant’s request, will remove the UPS at Landlord’s cost.
Article 6.
ALTERATIONS AND IMPROVEMENTS
a.By Tenant
. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord’s reasonable discretion. Tenant acknowledges and agrees that Tenant will be obligated to remove Non-Standard Improvements as defined in and if required pursuant to Paragraph 2.6 above; provided, however, for the avoidance of doubt, Tenant shall not be required to remove any of the Tenant Improvements to be governed by the terms of the Work Letter. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord in its reasonable discretion, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) any and all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. Except as approved by Landlord as part of the Tenant Improvements to be constructed by Tenant in accordance with the terms of the Work Letter, Tenant shall not, without first obtaining Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), make any modification, alterations or improvements whatsoever to the Common Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof, or exterior or load-bearing walls of the Leased Premises. As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.
Notwithstanding the foregoing, Tenant, without Landlord’s prior written consent, shall be permitted to make non-structural alterations to the Leased Premises which do not affect any portion of the Building systems servicing both the Leased Premises and other portions of the Property and are not visible from outside the Leased Premises, provided that: (a) such alterations do not exceed $200,000 individually or $2,000,000 in the aggregate over the Lease Term, (b) Tenant shall timely provide

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Landlord the notice required pursuant to Paragraph 4.9 above, (c) Tenant shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for such alterations, and shall provide copies of such approvals and permits to Landlord prior to commencing any work with respect to such alterations, (d) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either “as built” or marked to show construction changes made, and (e) Tenant shall not remove any of such alterations upon Lease expiration or termination.
b.Ownership Of Improvements
. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2 and Paragraph 6.1 above, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, HVAC fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.
c.Alterations Required By Law
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9.Subject to Landlord’s ADA Work referred to in Paragraph 2.4, above, Tenant at its sole cost shall make all modifications, alterations and improvements to the Leased Premises, the Building, the Common Areas or the Property that are required by any Law because of (i) Tenant’s particular use of the Leased Premises, the Building, the Common Areas or the Property, as opposed to general research support offices, research and development, wet lab, sales and marketing, and uses ancillary thereto, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises.
10.Except to the extent Tenant’s obligation(s) under Paragraph 6.3(a) above and except for Landlord’s ADA Work referred to in Paragraph 2.4 above, if Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the Standard Interest Rate, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost; provided, however, that any such costs incurred by Landlord with respect to the foundation, slabs, roof structure, and load-bearing and exterior walls of the Building (other than paint and sealant) shall not be considered a Property Maintenance Cost and therefore shall not be passed through to Tenant.
d.Liens
. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten (10) days after Tenant receives notice or obtains knowledge that the same has been recorded. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

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Article 7.
ASSIGNMENT AND SUBLETTING BY TENANT
a.By Tenant
. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, or permit the occupancy of the Premises by other than Tenant, whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld. Any attempted subletting or assignment, or occupancy of the Leased Premises by other than Tenant, without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:
11.the proposed assignee or sublessee is a governmental agency;
12.in Landlord’s reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy other than for a Permitted Use, would entail any alterations which would materially lessen the value of the leasehold improvements in the Leased Premises, or would require materially increased services by Landlord;
13.in Landlord’s or Landlord’s lender’s reasonable judgment, the proposed assignee does not have a net worth that is sufficient to cover the obligations and liabilities then remaining under the Lease;
14.the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten (10) years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;
15.Landlord (or any of its affiliates) has experienced a previous default by or is in litigation with the proposed assignee or sublessee (or any of their affiliates);
16.in Landlord’s reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;
17.the use of the Leased Premises by the proposed assignee or sublessee will violate any Law or Restriction;
18.the proposed assignee or sublessee is a tenant at the Property and Landlord has sufficient space available at the Property for such proposed assignee or sublessee;
19.the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;
20.Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or
21.in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises.
b.Merger, Reorganization, or Sale of Assets
. Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of, or a controlling percentage of other equity interests in Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “controlling percentage” means the direct or indirect ownership of or right to vote (i) stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or (ii) equity interests possessing the ability to direct the management of Tenant. If Tenant is a partnership, a withdrawal or

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change, voluntary, involuntary or by operation of Law, of more than fifty percent (50%) of the general partners, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. Upon Landlord’s request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant’s chief executive officer or chief financial officer, which shall provide the following information: (a) the names of all of Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded; (b) the state in which Tenant is incorporated; (c) the location of Tenant’s principal place of business; (d) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (e) any other information regarding Tenant’s ownership that Landlord reasonably requests. Subject to the final sentence of this Paragraph 7.2, in the event of an acquisition by one entity of a controlling percentage of Tenant where this Lease is not assigned to and assumed in full by such entity, it shall be a condition to Landlord’s consent to such change in control that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption). Notwithstanding the foregoing, Landlord agrees that the foregoing provisions of this Paragraph 7.2 shall not be applicable as long as the common stock of Tenant and its assigns permitted pursuant to this Lease or otherwise approved by Landlord in writing are publicly-traded on a United States national stock exchange, and such assigns have market capitalizations equal to or greater than that of Tenant and operations histories equal to or longer than that of Tenant.
c.Landlord’s Election
. If Tenant shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of taking any action with respect thereto. Once Tenant (or Landlord or both pursuant to the joint marketing election described below) has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty (180) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request within two (2) business days of Landlord’s receipt of such notice of such intended transaction. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting and the specific reasons therefor, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease as to the portion of the Leased Premises as is the subject of the proposed assignment or subletting if the intended transaction was either a proposed assignment of the entire Lease or a proposed subletting for a term that is equal to all or substantially all of the then remaining Lease Term which, when aggregated with all other subleases then in effect, would cover more than fifty percent (50%) of the Leased Premises (such termination to be effective either (A) on the date specified in Tenant’s notice as the intended effective date of the assignment or subletting, or (B) on such tenth (10th) business day after receipt of Tenant’s notice, at Landlord’s option). During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. In the event of an election by Landlord under clause (iii) above, Landlord shall have the right to enter into a direct lease with the proposed assignee or sublessee without payment of any consideration to Tenant; provided, however, within ten (10) days of Tenant’s receipt of any notice by Landlord under clause (iii) above electing to terminate this Lease, Tenant may withdraw its request for the assignment or subletting by written notice to Landlord. In addition, in the event Tenant desires to sublease all or a portion of the Leased Premises, Landlord shall have the right to elect to jointly market with Tenant the applicable portion (including all if applicable) of the Leased Premises for subleasing and/or direct leasing, such joint marketing election to be made, if at all, in writing and delivered to Tenant during the thirty (30) day period described in the first sentence of this Paragraph 7.3.
d.Conditions To Landlord’s Consent
. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported

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assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:
22.Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.
23.Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased from and after the date of such sublease or assignment.
24.Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.
25.Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment. Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.
26.Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.
27.Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:
i.If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration actually paid by the assignee; or
ii.If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid; or
iii.If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals as and when such excess rentals are so paid.
e.Assignment Consideration And Excess Rentals Defined
. For purposes of this Article, including any amendment to this Article by way of addendum or other writing: (i) the term “assignment consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, without deduction for any costs or expenses incurred by Tenant in connection with such assignment, except that Tenant may first deduct reasonable third party, market rate leasing commissions and attorneys’ fees paid in connection with the assignment, as well as construction costs and related design and permit fees incurred directly in connection with the assignment, and (ii) the term “excess rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of all or any part of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion subleased for the same period, without deduction for any costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys’ fees, and other consultants’ fees) incurred by Tenant in connection with such sublease, except that Tenant may first deduct reasonable third party, market rate leasing commissions and attorneys’ fees paid in connection with the sublease, as well as construction costs and related design and permit fees incurred directly in connection with the sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

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f.Payments
. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.
g.Good Faith
. The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant, which Tenant hereby makes, that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.
h.Effect Of Landlord’s Consent
. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder, and Tenant hereby agrees as follows in connection with any assignment of this Lease:
28.The liability of Tenant under this Lease shall be primary, and in any right of action which shall accrue to Landlord under this Lease, Landlord may, at its option, proceed against Tenant without having commenced any action or obtained any judgment against an assignee. Tenant further agrees that it may be joined in any action against an assignee in connection with the said obligations of assignee and recovery may be had against Tenant in any such action. Tenant hereby expressly waives the benefits and defenses under California Civil Code Sections 2821, 2839, 2847, 2848, 2849 and 2855 to the fullest extent permitted by applicable law.
29.If an assignee is in default of its obligations under this Lease, Landlord may proceed against either Tenant or the assignee, or both, or Landlord may enforce against Tenant or the assignee any rights that Landlord has under this Lease, in equity or under applicable law. If this Lease terminates due to an assignee’s default or bankruptcy or similar debtor protection law, Landlord may enforce this Lease against Tenant, even if Landlord would be unable to enforce it against the assignee. Tenant specifically agrees and understands that Landlord may proceed forthwith and immediately against an assignee or against Tenant following any default by an assignee. Tenant hereby waives all benefits and defenses under California Civil Code Sections 2845, 2848, 2849 and 2850, including without limitation: (i) the right to require Landlord to proceed against an assignee, proceed against or exhaust any security that Landlord holds from an assignee or pursue any other remedy in Landlord’s power; (ii) any defense to its obligations hereunder based on the termination or limitation of an assignee’s liability; and (iii) all notices of the existence, creation, or incurring of new or additional obligations. Landlord shall have the right to enforce this Lease regardless of the release or discharge of an assignee by Landlord or by operation of any law relating to protection of debtors, bankruptcy, assignments for the benefit of creditors, or insolvency.
30.The obligations of Tenant under this Lease shall remain in full force and effect and Tenant shall not be discharged or limited by any of the following events with respect to an assignee or Tenant: (i) insolvency, bankruptcy, reorganization arrangement, adjustment, composition, assignment for the benefits of creditors, liquidation, winding up or dissolution (each a “Financial Proceeding”); of (ii) any merger, acquisition, consolidation or change in entity structure, or any sale, lease, transfer, or other disposition of any entity’s assets, or any sale or other transfer of interests in the entity (each an “Event of Reorganization”); or (iii) any sale, exchange, assignment, hypothecation or other transfer, in whole or in part, of Landlord’s interest in the Leased Premises or this Lease. Without limiting the foregoing, Tenant hereby expressly waives the benefits and defenses under any statute or judicial decision (including but not limited to the case styled In Re Arden, 176 F. 3d 1226 (9th Cir. 1999)) that would otherwise (i.e., were it not for such waiver) permit Tenant to claim or obtain the benefit of any so called “capped claim” available to an assignee in any Financial Proceeding. If all or any portion of the obligations guaranteed hereunder are paid or performed and all or any part of such payment or performance is avoided or recovered, directly or indirectly, from Landlord as a preference, fraudulent transfer or otherwise, then Tenant’s obligations hereunder shall continue and remain in full force and effect as to any such avoided or recovered payment or performance.

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31.The provisions of this Lease may be changed by agreement between Landlord and an assignee without the consent of or notice to Tenant, but Tenant shall not be liable to the extent such changes without its consent increase the Term of this Lease or increase the monetary obligations of such assignee. This Lease may be assigned by Landlord or an assignee, and the Leased Premises, or a portion thereof, may be sublet by an assignee, all in accordance with the provisions of this Lease, without the consent of or notice to Tenant. Tenant shall remain primarily liable for the performance of the Lease so assigned. Without limiting the generality of the foregoing, Tenant waives the rights and benefits of California Civil Code Sections 2819 and 2820 with respect to any change to the Lease between Landlord and an assignee, and agrees that by doing so Tenant’s liability shall continue even if (i) Landlord and an assignee alter any Lease obligations, or (ii) Tenant’s remedies or rights against an assignee are impaired or suspended without Tenant’s consent by such alteration of Lease obligations.
Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. No sublease may be terminated or modified without Landlord’s prior written consent. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord. Upon a default while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases. Landlord, as Tenant’s agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a sublease, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.
i.Permitted Transfers
. Notwithstanding anything to the contrary contained in this Lease, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent of Tenant or a subsidiary of Tenant or Tenant’s parent, or (ii) any entity which is controlled and managed by Tenant or a parent of Tenant, or (iii) any entity which purchases all or substantially all of the assets, stock or other ownership interests of Tenant or Tenant’s parent, or (iv) any entity into which Tenant or Tenant’s parent is merged or consolidated (all such persons or entities described in clauses (i), (ii), (iii) and (iv) being or "Permitted Transferees" and such transactions sometimes herein referred to as a “Permitted Transfer” or “Permitted Transfers”) shall not be deemed an assignment, subletting or other transaction under this Article 7 requiring consent (hence, the aforesaid events shall not be subject to obtaining Landlord's prior consent); provided in all cases (i), (ii), (iii), and (iv) that the successor entity, assignee or purchaser (a) has a net worth (calculated based on total liquid assets minus total liabilities) equal to or greater than the greater of (1) net worth of Tenant as of the effective date of the Permitted Transfer (also calculated based on total liquid assets minus total liabilities), or (2) the remaining Base Monthly Rent and estimated Property Operating Expenses payable over the remainder of the Lease Term multiplied by four (4), and (b) except in the case of an Permitted Transferee resulting from a merger or consolidation as described above where Tenant remains the surviving entity thereafter, assumes in writing, for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease; provided, however, it is agreed that the foregoing net worth requirement, and the foregoing requirement to assume all of Tenant’s obligations under this Lease, shall not be applicable to a Permitted Transferee that is a subtenant. If any assignment occurs without such an assumption and/or if any assignment or subleasing occurs without Landlord’s consent in violation of the terms of this Article 7, Tenant shall be deemed for all purposes to be in material default under this Lease and the successor entity, assignee or purchaser (but not a subtenant) shall for all purposes be deemed to have unconditionally assumed in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease. In all events, Tenant shall remain fully liable under this Lease. Landlord shall not have any right to receive any assignment consideration or excess rentals in connection with a Permitted Transfer, nor shall Landlord shall have the recapture/termination rights described above. Additionally, notwithstanding anything to the contrary contained in this Article 7, none of the following shall be considered an assignment, subletting or other transaction under this Article 7 requiring consent or be considered in determining whether a transfer of a controlling percentage has occurred: (i) any change in the ownership interests in Tenant resulting from the infusion of additional equity capital in Tenant, or an initial public offering of equity securities of Tenant that results in Tenant's

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stock being traded on a national securities or over the counter market; (ii) any transfer or sale of the ownership interests in Tenant (whether voting or non-voting) (1) to the spouse(s) and/or children of a shareholder/member/partner of Tenant or Tenant’s parent, or (2) to any trust, the beneficiary(ies) of which are a shareholder/member/partner of Tenant or Tenant’s parent; and (iii) a transfer of stock or ownership interests among shareholders/members/partners of Tenant or Tenant’s parent existing as of the date of this Lease.
Article 8.
LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY
a.Limitation On Landlord’s Liability And Release
. Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or any of the Tenant Parties, any damage to property of Tenant or any of the Tenant Parties, or any loss to business, loss of profits or other financial loss of Tenant or any of the Tenant Parties resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s or its employees’, agents’ and/or contractors’ gross negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken by Landlord pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

b.Tenant’s Indemnification Of Landlord
. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from the use or occupancy by Tenant or any of the Tenant Parties of the Leased Premises, the Building or the Common Areas, or resulting from the activities of Tenant or any of the Tenant Parties in or about the Leased Premises, the Building, the Common Areas or the Property, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord or its employees, agents and/or contractors. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

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Article 9.
INSURANCE
a.Tenant’s Insurance
. Tenant shall maintain insurance complying with all of the following:
32.Tenant shall procure, pay for and keep in full force and effect, at all times commencing on the Delivery Date and continuing during the Lease Term, the following:
iv.Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Common Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.
v.Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements installed by Tenant within the Leased Premises with coverage for the full actual replacement cost thereof;
vi.Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;
vii.Plate glass insurance, at actual replacement cost;
viii.[Reserved]
ix.Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant’s Required Liability Coverage (as set forth in Article 1);
x.Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and
xi.With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, Tenant’s contractor shall be required to have insurance as set forth on Schedule 1 to the Work Letter attached hereto.
33.Each policy of insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, with respect to Commercial General and Umbrella Liability only, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required for Tenant Improvements only by subparagraph (a)(ii) above, name Tenant, Landlord, and such others as are designated by Landlord, as loss payees according to their respective interests; (iii) shall, with respect to Commercial General and Umbrella Liability only, be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be in a form reasonably satisfactory to Landlord; (v) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and XI; and (vi) shall, with respect to Commercial General and Umbrella Liability only, contain a so-called “severability” or “cross liability” endorsement. Tenant will provide Landlord with not less than ten (10) days’ prior written prior to any cancellation or lapse of the Commercial General and Umbrella Liability policy or the insurance required by subparagraph (a)(ii) above. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, employees, agents.
34.Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant

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pursuant to this Article, a certificate of the insurer certifying in standard ACORD format that a policy has been issued, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than ten (10) days prior to the expiration or cancellation of the policies being renewed or replaced. If Landlord or Landlord’s Lender reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord or Landlord’s Lender reasonably deems adequate but not to exceed that required by landlords of similar properties in the area of the Property. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a ten percent (10%) administrative fee.
b.Landlord’s Insurance
. With respect to insurance maintained by Landlord:
35.Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance: (i) shall be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) shall provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.
36.Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000). Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.
37.Landlord may maintain boiler and machinery insurance to limits sufficient to restore the Building.
38.Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.
c.Mutual Waiver
. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, managers, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss.
Article 10.
DAMAGE TO LEASED PREMISES
a.Landlord’s Duty To Restore
. If the Leased Premises, the Building or the Common Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased

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Premises, the Building or the Common Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord’s obligation to restore shall not include any improvements, alterations, or modifications constructed by or on behalf of Tenant. Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.
b.Insurance Proceeds
. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.
c.Landlord’s Right To Terminate
. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:
39.The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction to such an extent that the estimated cost to restore the Building exceeds fifty percent of the then actual replacement cost thereof or cannot reasonably be substantially completed within twelve (12) months from and after the date the architect’s or construction consultant’s written opinion of the time to restore;
40.The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease, and the cost to restore the Building exceeds ten (10) percent of the then actual replacement cost of the Building; or
41.The Building is damaged by any peril and, because of the Laws or Restrictions then in force, the Building cannot be used for the Permitted Use.
d.Tenant’s Right To Terminate
. If the Leased Premises, the Building or the Common Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord with respect to the Leased Premises may be complete. Tenant shall have the option to terminate this Lease (if Tenant is not then in default) in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within twenty (20) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
42.If the time estimated to substantially complete the restoration exceeds twelve months from and after the date the architect’s or construction consultant’s written opinion is delivered; or
43.If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds ¼ of the remaining Term of the Lease from and after the date of such damage; or
44.The Building is damaged by any peril and, because of the Laws or Restrictions then in force, the Leased Premises cannot be used for the Permitted Use hereunder.
e.Tenant’s Waiver

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. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.
f.Abatement Of Rent
. In the event of damage to the Leased Premises which does not result in the termination of this Lease, then the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of Landlord’s and/or Tenant’s (as applicable) restoration, in proportion in the degree to which Tenant’s use of the Leased Premises (during the restoration period) is impaired by such damage.
Article 11.
CONDEMNATION
a.Tenant’s Right To Terminate
. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, (iii) fifteen percent (15%) or more of the parking area is taken or so much of the parking area is taken that renders Tenant’s ongoing use of the Leased Premises illegal, or (iv) because of the Laws or Restrictions then in force, the Leased Premises may not be used for the Permitted Use. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (x) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (y) the date Tenant vacated the Leased Premises.
b.Landlord’s Right To Terminate
. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the Laws or Restrictions then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.
c.Restoration
. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws or Restrictions then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.
d.Temporary Taking
. If a material portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any material portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.
e.Division Of Condemnation Award
. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby

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waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.
f.Abatement Of Rent
. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.
g.Taking Defined
. The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.
Article 12.
DEFAULT AND REMEDIES
a.Events Of Tenant’s Default
. Tenant shall be in default of its obligations under this Lease if any of the following events occur:
45.Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; or
46.Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Common Areas which is prohibited by the terms of this Lease; or
47.Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same, or within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion; or
48.(i) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, or (ii) any guarantor shall have assigned or delegated its rights or obligations under the applicable guaranty without first obtaining Landlord’s written consent if and as required by the terms of the applicable guaranty, in either case (i) or (ii), whether voluntarily or by operation of law; or
49.Tenant shall have abandoned the Leased Premises; or
50.Tenant or any guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such guarantor) or any property or asset essential to the conduct of Tenant’s (or such guarantor’s) business, and Tenant (or such guarantor) shall have failed to obtain a return or release of the same within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or
51.Tenant or any guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or
52.Tenant or any guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or

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any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty (30) days after its original entry; or
53.Tenant or any guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.
b.Landlord’s Remedies
. In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:
54.Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at a rate equal to the Default Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.
55.Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:
xii.Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;
xiii.Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or
xiv.Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.
56.In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.
57.In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Interest Rate shall be used. Such damages shall include, without limitation:

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xv.The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus
xvi.The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
xvii.The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus
xviii.Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions (although the foregoing shall not in any way modify Paragraph 5.3 above), (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default; plus
xix.The unamortized amount of any tenant improvement or similar allowance paid or credited by Landlord to Tenant pursuant to this Lease or the Work Letter, to the extent not in duplication of any other recovery by Landlord under this Paragraph 12.2; plus
xx.In addition, Tenant acknowledges that an event of default under this Lease may cause Landlord to incur damages under its mortgage and related financing documents, including, but not limited to, the payment of default interest, legal fees, late charges, collection costs, and sums necessary to maintain Lender’s yield on the loaned amounts. Accordingly, Tenant agrees that Landlord has the right to add such loan-related damages to the damages for which Tenant is responsible hereunder as a result of an event of default, to the extent not in duplication of any other recovery by Landlord under this Paragraph 12.2.
58.Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received. This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises. Further, Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of this Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.
c.Landlord’s Default And Tenant’s Remedies
. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).
d.Limitation Of Tenant’s Recourse

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. Tenant’s sole recourse against Landlord shall be to Landlord’s assets. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Property for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:
59.No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);
60.No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and
61.No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.
Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or manager or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.
e.Tenant’s Waiver
. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.
Article 13.
GENERAL PROVISIONS
a.Taxes On Tenant’s Property
.
62.Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Common Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Common Areas to the extent the cost thereof constitutes Excess TI Amount (defined in subparagraph (d) below), Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.
63.If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest or on the Excess TI Amount, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten (10) days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so

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levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.
64.Tenant shall not be obligated to pay or reimburse Landlord for any taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against any other tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon any other tenant’s lease, any other tenant’s ownership of property, improvements made by any other tenant to any leased premises or the Common Areas, improvements made by Landlord for any other tenant’s use within its leased premises or the Common Areas, any other tenant’s use (or estimated use) of public facilities or services or any other tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources.
65.Notwithstanding the foregoing subparagraphs (a) and (b) above, it is the intent of the parties that any increase in real property taxes resulting from the improvements made by Landlord pursuant to Paragraph 1 of the Work Letter, or made by Tenant pursuant to Paragraph 2 of the Work Letter up to but not in excess of $27,450,390, shall be deemed Real Property Taxes pursuant to Paragraph 13.12(a) below. The cost of the Tenant Improvements in excess of $27,450,390 shall be defined as the “Excess TI Amount.” If it is not clear from the real property tax bill(s) that the assessor did not include any portion of the Excess TI Amount in the real property assessment, or if it is not clear from the personal property tax bill(s) that they do not include any portion of the cost of the Tenant Improvements below the Excess TI Amount, then Landlord shall have the right to re-allocate amounts from Tenant’s Interest to Real Property Taxes, and vice versa, in order to accomplish the intent of the parties as described above, such re-allocation to be made substantially as hereinafter described, and the parties shall cooperate in providing reasonable documentation supporting the cost data required: (1) the hard and soft costs incurred by Landlord in performing the improvements pursuant to Paragraph 1 of the Work Letter (the “Cost of Landlord’s Work”) shall be determined; (2) the hard and soft costs incurred by Tenant, inclusive of the Tenant Improvement Allowance, in performing the improvements pursuant to Paragraph 2 of the Work Letter (the “Cost of the TIs”) shall be determined; (3) in addition to the other components of Real Property Taxes (including but not limited to the real property taxes based on the most current property tax bills), Real Property Taxes would include real property taxes attributable to the increase in the assessed value of the Building resulting from the Cost of the Landlord’s Work and the Cost of the TIs (the “Increased Assessment”) multiplied by a fraction, the numerator of which is $27,450,390 plus the Cost of Landlord’s Work, and the denominator of which is the Cost of the Landlord’s Work plus the Cost of the TIs; and (4) Tenant’s Interest would include real property taxes attributable to the balance of the Increased Assessment.
66.If the Property is further reassessed for property tax purposes due to another tenant’s improvements and real property taxes are increased as a result, Tenant will not be responsible for more in the way of Real Property Taxes by virtue of the increased assessment resulting from such other tenant’s improvements than it would have been had such increase been treated using the same methodology as described in subparagraph (d) above.
b.Holding Over
. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting

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from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.
c.Subordination To Mortgages
. This Lease is subject to and subordinate to the Ground Lease and any mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof.
Notwithstanding the foregoing, if requested by Landlord, Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all commercially reasonable documents or instruments requested by Landlord or by the existing lessor or lender to assure the subordination of this Lease to such ground lease, mortgage or deed of trust. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto.
Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) business days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all commercially reasonable documents or instruments requested by Landlord or by such lessor or lender to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. Tenant’s failure to execute and deliver such documents or instruments within ten (10) business days after Landlord’s request therefor shall be a material default by Tenant under this Lease in the event such failure is not cured within three (3) business days of Tenant’s receipt of written notice of such failure from Landlord, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such documents or instruments in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant.
If Landlord assigns this Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in this Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust, provided that any such documentation includes a provision that Tenant’s possession and interest in this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the ground leasehold interest in the Leased Premises.
With respect to the existing Ground Lease, pursuant to Paragraph 4.15, above, Landlord is to use commercially reasonable efforts to obtain a nondisturbance agreement from the Ground Lessor concurrently with requesting the Ground Lessor’s Consent.
d.Tenant’s Attornment Upon Foreclosure
. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease, subject in all cases to the terms and provisions of the Ground Lessor’s Consent (as defined in Paragraph 4.15 above).
e.Mortgagee Protection
. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity

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to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.
f.Estoppel Certificate
. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit I, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant’s failure to execute and deliver such estoppel certificate within ten (10) business days after Landlord’s request therefor shall be a material default by Tenant under this Lease if such failure is not cured within three (3) business days following Tenant’s receipt of written notice of such failure from Landlord, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.
g.Tenant’s Financial Information
. Tenant shall, within twenty (20) days after Landlord’s request therefor, deliver to Landlord a copy of Tenant’s (and any guarantor’s) current audited financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), and any such other information reasonably requested by Landlord regarding Tenant’s financial condition; provided, however, that as long as the common stock of Tenant (or its assigns permitted pursuant to this Lease or otherwise approved by Landlord in writing) is publicly-traded on a United States national stock exchange, and such information is available as part of Tenant’s or such Permitted Transferee’s 10-K or 10-Q report filings on the SEC’s Edgar website, and such materials are current per SEC filing requirements, then such requirement shall be fulfilled by such filings. Landlord may make such request and Tenant shall be obligated to comply therewith: (a) once in any twelve (12) month period, or (b) in connection a prospective sale or refinancing of Landlord’s interest in the Ground Lease, or (c) in connection a prospective recapitalization of Landlord, or (d) at any time Tenant is in monetary or material non-monetary default under this Lease. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.
h.Transfer By Landlord
. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer of Landlord’s entire interest in the Property, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer if its transferee agrees to assume and perform all such obligations of the Landlord hereunder, and (ii) repayment of any unapplied portion of the Security Deposit (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.
i.Force Majeure
. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor,

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governmental actions including without limitation shelter in place or similar mandates, civil commotions, fire or other casualty, delay in obtaining approvals, building permits and certificates of occupancy within normal time frames, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid pursuant to this Lease (other than the potential delay in the Lease Commencement Date as provided in Paragraph 1.1 above, and except where any governmental mandates due to public health emergencies make it such that Tenant is legally prohibited from operating Tenant’s business upon the Leased Premises) (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
j.Notices
. Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by email with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:
If to Landlord:            3000 Hanover, LLC
c/o Sand Hill Property Company
965 Page Mill Road
Palo Alto, California 94304
Attention: Peter Pau and Jason Chow
Email: ppau@shpco.com and jchow@shpco.com

with a copy to:    Mintz Levin Cohn Ferris Glovsky and Popeo PC
    44 Montgomery Street
    36th Floor
    San Francisco, California 94104
    Attention: Paul Churchill
    Email: pchurchill@mintz.com

If to Tenant:            Guardant Health, Inc.
    505 Penobscot
    Redwood City, CA 94063
    Attention: Joe Hodges
    Email: jhodges@guardanthealth.com

with a copy to:            Guardant Health, Inc.
505 Penobscot
    Redwood City, CA 94063
Attention: John Saia, SVP, General Counsel, and Corporate Secretary
Email: jsaia@guardanthealth.com

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.
k.Attorneys’ Fees and Costs
. In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

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l.Definitions
. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:
67.Real Property Taxes
. The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal, state, or local income tax imposed on Landlord’s income from all sources.
68.Landlord’s Insurance Costs
. The term “Landlord’s Insurance Costs” shall mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred): the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss. Notwithstanding the foregoing, the amount of any insurance deductibles or self-insured retentions otherwise payable by Tenant in excess of $25,000 per year shall be amortized by Landlord over the useful life of the associated repair or replacement.
69.Property Maintenance Costs
70.. The term “Property Maintenance Costs” shall mean professional management fees equal to two percent (2%) of Base Monthly Rent; plus Tenant’s Expense Share of all other costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term pursuant to the terms of Article 6, (ii) costs of required employee shuttles and other required transportation management efforts, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, and HVAC systems serving the Building.

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Notwithstanding the foregoing provisions of this Paragraph 13.12(c), the following are specifically excluded from the definition of Property Maintenance Costs and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the following are caused by the actions or inactions of Tenant (for the avoidance of doubt, such exclusion is not intended to allow Landlord to include as part of Property Maintenance Costs any costs incurred by Landlord in connection with negotiation and execution of this Lease (including, but not limited to, attorney’s fees and/or brokerage commissions) or in connection with Landlord’s design and/or construction of the Landlord Improvements), or result from the failure of Tenant to comply with the terms of this Lease:
(i)costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for other tenants within the Property, constructing new buildings within the Property or expanding existing buildings within the Property;
(ii)legal and auditing fees (other than those fees reasonably incurred in connection with the ownership and operation of all or any portion the Property);
(iii)leasing commissions, advertising expenses, and other costs incurred in connection with the leasing of the Property;
(iv)depreciation of the Building or any other improvements situated within the Property;
(v)any items for which Landlord is actually and directly reimbursed by any other tenant of the Property;
(vi)costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain, to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes;
(vii)other than any interest charges as expressly provided for in this Lease, any interest or payments on any financing for any portion of the Property, interest and penalties incurred as a result of Landlord’s late payment of any invoice, and any bad debt loss, rent loss or reserves for same;
(viii)any payments under any ground lease;
(ix)costs incurred in connection with the sale, financing or refinancing of all or any portion of the Property;
(x)any penalties or damages that Landlord pays to other tenants in the Property under their respective leases;
(xi)any fines or penalties incurred due to violations by Landlord of any governmental rule or authority unless the same is caused by Tenant;
(xii)costs associated with damage or repairs to the Property or Common Areas to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s employees, contractors or authorized agents;
(xiii)legal fees, accountant fees and other expenses incurred in disputes with other former, current or future tenants or occupants of the Property, or associated with the enforcement of any other leases of space in the Property, or the defense of Landlord’s title to or interest in the Property or any part thereof;
(xiv)services or installations furnished to any tenant in the Property that are not also available to Tenant;
(xv)any costs charged to another tenant of the Property that such tenant fails to pay;
(xvi)any cost or expense occasioned by, or resulting from, any violation of law by any other tenant or occupant of the Property or their respective employees, agents, contractors and invitees, or by any person or entity other than Tenant or any of the Tenant Parties;
(xvii)any cost or expense payable to any employee or agent of Landlord, or to any of Landlord’s affiliates or divisions, to the extent that such cost or expense is materially in excess of that which would be charged by a reputable third party person or firm for the same service;
(xviii)any costs incurred prior to the Lease Commencement Date (including any amortization thereof); and
(xix)the cost of any capital expenditure (as determined in accordance with generally accepted accounting principles), except that the monthly amortized cost of such capital expenditure (which amortized cost will include interest at a rate equal to the Standard Interest Rate, and which amortization period shall be over the useful life of such capital expenditure as determined in accordance with generally accepted accounting principles) shall constitute a Property Maintenance Cost.

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71.Property Operating Expenses
. The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs.
72.Law
. The term “Law” or “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, condition of approval, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district). Except to the extent otherwise expressly provided in this Lease, to the extent any Law or Restriction places limits on the Building or any portion thereof, or on the Property or any portion thereof, such limits shall be equitably allocated to the Leased Premises pro rata in the same proportion that the rentable square footage of the Leased Premises bears to the rentable square footage of the applicable Building or portion thereof, or the Property or portion thereof, as applicable.
73.Lender
. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.
74.Rent
. The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.
75.Restrictions
. The term “Restrictions” shall mean the covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, Building 4, the Leased Premises, or the Common Areas as of the Effective Date of this Lease and any future covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments which (i) are created or caused by an act or neglect or Tenant, or (ii) are consented to in writing by Tenant, which consent shall not be unreasonably withheld, or (iii) are imposed by the Ground Lessor or another governmental or quasi-governmental (e.g., assessment district) entity with the power to impose same, or (iv) do not materially interfere with the use or occupancy of the Leased Premises for the conduct of Tenant’s business, materially increase Tenant’s costs under this Lease or in connection with the use and occupancy of the Leased Premises.
m.General Waivers
. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.
n.Miscellaneous
. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The benefit of each indemnity obligation of Tenant

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under this Lease is assignable in whole or in part by Landlord. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. If this Lease is signed by an individual "doing business as " or "dba" another person or entity or entity name, the individual who signs this Lease will be deemed to be the Tenant hereunder for all purposes. Submission of this Lease for review, examination or signature by Tenant or Landlord does not constitute an offer to lease, a reservation of or an option for lease, or a binding agreement of any kind, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and prior to such mutual execution and delivery, neither party shall have any obligation to negotiate and may discontinue discussions and negotiations at any time for any reason or no reason. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The headings and captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must,” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord’s consent is required hereunder, it shall be reasonable for any such consent to be withheld until Landlord’s receipt of the consent of any Lender, if and to the extent Landlord is required to obtain such Lender’s consent. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.
o.Patriot Act Compliance.
76.Tenant will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism. Landlord shall have the right to audit Tenant’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism. In the event that Tenant fails to comply with the Patriot Act or any such requirements of governmental authorities, then Landlord may, at its option, cause Tenant to comply therewith and any and all reasonable costs and expenses incurred by Landlord in connection therewith shall be deemed Additional Charges and Rent and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
77.Neither Tenant nor any partner in Tenant or member of such partner nor any owner of a direct or indirect interest in Tenant (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC or pursuant to any Executive Order of the President of the United States of America.

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p.Landlord’s Lien Waiver. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, at any time during the Term, to encumber or grant a security or other interest in any unattached furnishings, fixtures, equipment or other personal property which Tenant may install in the Leased Premises to a bona fide lender or secured creditor. Upon Tenant’s written request, Landlord shall provide Tenant with a waiver of Landlord’s lien rights in such property in the form of Exhibit J attached hereto. Landlord shall execute, acknowledge and deliver such form within thirty (30) days from the date of Landlord’s receipt of Tenant’s written request for the same.
q.Counterparts and Electronic Signatures. This Lease may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Lease shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all counterparts taken together shall be one and the same Lease. This Lease may be signed by faxed, e-mailed or other electronic signatures (e.g., Docusign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.
Article 14.
LEGAL AUTHORITY
BROKERS AND ENTIRE AGREEMENT
a.Legal Authority
. If Tenant or any entity constituting Tenant is a corporation, limited partnership, limited liability company, or other legal entity, each individual executing this Lease on behalf of such corporation, limited partnership, limited liability company, or other legal entity, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease. Tenant shall, within fifteen (15) business days after written request by Landlord, deliver to Landlord a certified copy of the resolution of its board of directors (if a corporation), members and manager(s) (if a limited liability company), or partners (if a limited partnership), authorizing or ratifying the execution of this Lease, as well as a certified copy of binding resolutions of any guarantor in form reasonably acceptable to Landlord, authorizing or ratifying the execution of the applicable guaranty, and if Tenant or any entity constituting Tenant fails to do so, the same shall be a material default on the part of Tenant permitting Landlord at its sole election to terminate this Lease.
b.Brokerage Commissions
. Each of Landlord and Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article I) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold the other harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of its agreement or promise (implied or otherwise) to pay (or to have the other party pay) such a commission or finder’s fee by reason of Tenant’s leasing the Leased Premises pursuant to this Lease. Landlord shall be responsible for the payment of commissions to both Landlord’s Broker and Tenant’s Broker, to the extent, and when, as, and if, the same are earned, due, and payable pursuant to the terms of separate written agreements entered into by Landlord and each of such Brokers. Brokers are hereby notified that, notwithstanding any provision of this Lease to the contrary, except to the extent otherwise provided in the Tenant’s broker commission agreement, or subsequent written agreements entered into by any such brokers and the party to this Lease to which such brokers are seeking payment, neither Landlord nor Tenant shall pay any leasing commission or compensation of any kind or type in connection with an extension of the term of this Lease, an expansion of the Leased Premises, a lease or sublease of any other premises leased by Tenant pursuant to any right of first offer or right of first refusal or other similar right granted to Tenant. Neither of the Brokers is an intended beneficiary of this Lease, and such separate written agreements referred to above are the only agreements between Landlord and each of the Brokers with respect to the Property or this Lease.
c.Entire Agreement
. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or

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additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.
d.Landlord’s Representations
. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises or the Building, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.
Article 15.
OPTIONS TO EXTEND
a.Option to Extend
. So long as Guardant Health, Inc. or if applicable, a Permitted Transferee (as defined in Paragraph 7.9 above) which is an assignee of Tenant’s rights and obligations under this Lease (a “Permitted Assignee”), is the Tenant hereunder and occupies at least sixty percent (60%) of the Leased Premises, and subject to the conditions set forth in clauses (a) through (c) below, Tenant or the Permitted Assignee shall have one (1) option to extend the term of this Lease (the “Extension Option”) with respect to the entirety of the Leased Premises, for a period of ten (10) years (the “Extension Period”), subject to the following conditions:
78.The effectiveness of the Extension Option is conditioned upon Landlord and Ground Lessor extending the term of the Ground Lease by at least ten (10) years, without any condition or requirement by the Ground Lessor for Landlord to redevelop the Building within the 10 year period. Tenant hereby acknowledges that Ground Lessor can refuse to extend for any reason or no reason;
79.The Extension Option shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not earlier than fifteen months prior to the expiration of the initial Lease Term, and not later than the later of (i) twelve months prior to the expiration of the initial Lease Term or (ii) five (5) days after Tenant has been notified in writing that Landlord has extended the Ground Lease by at least ten (10) years as set forth in Paragraph 15.1(a) above ; and
80.Anything herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises the Extension Option or on the commencement date of the Extension Period, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate the Extension Option upon notice to Tenant.
b.Fair Market Rent
. In the event the Extension Option is exercised in a timely fashion, this Lease shall be extended for the Extension Period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for the Extension Period shall be the Fair Market Rent for the Leased Premises. For purposes hereof, “Fair Market Rent” shall mean the Base Monthly Rent (including 3% annual increases) determined pursuant to the process described below. In no event, however, shall any adjustment of Base Monthly Rent pursuant to this paragraph result in a decrease of the Base Monthly Rent for the Leased Premises below the amount due from Tenant for the preceding portion of the initial Lease Term for which Base Monthly Rent had been fixed.
No leasing commissions shall be due or payable to any broker retained by Tenant with regard to this Lease for the Extension Period.
c.Tenant’s Election
. Within thirty (30) days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the Extension Period, based on the provisions of Paragraph 15.2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base

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Monthly Rent for the Extension Period; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30day period shall be deemed Tenant’s election to arbitrate. If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant’s election, subject to extension for an additional 30day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of the initial Lease Term, Tenant shall pay Base Monthly Rent at the lower of (a) the rate calculated by Landlord, or (b) 110% of the last Base Monthly Rent in effect, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.
d.Rent Arbitration
. In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the procedure set forth below. Arbitration as described herein shall mean a proceeding as described below utilizing real estate professionals meeting the below criteria who resolve the matter among themselves as described below, and is not intended to refer to an arbitration as used in the context of litigation or requiring the involvement of JAMS or AAA.
81.Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a licensed California real estate broker with at least ten (10) years of leasing experience in in Palo Alto who is familiar with the Fair Market Rent of similar space in Palo Alto and who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall be deemed an election to arbitrate. Within fifteen (15) days after the service of the demand for arbitration (or deemed demand as set forth above), Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.
82.In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such fifteen (15) day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven (7) days after expiration of such fifteen (15) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court having jurisdiction over the County of Santa Clara, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.
83.Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within fifteen (15) days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.
84.In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share

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the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.
85.The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.
Article 16.
TELECOMMUNICATIONS SERVICE
a.Telecommunications Service. Notwithstanding any other provision of this Lease to the contrary: (a) except as may otherwise be provided in the Work Letter, Landlord shall have no responsibility for providing to Tenant any telecommunications equipment of any kind, including but not limited to wiring and cabling, within the Leased Premises or for providing telephone, internet, or other telecommunications service or connections from the utility to the Leased Premises; and (b) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, or contractors. Tenant accepts the telecommunications equipment in its “AS-IS” condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to meet local and federal requirements for telecommunications material and workmanship).
Article 17.
Right of First Offer to Lease; Right of First Refusal to Lease; Purchase Option.
a.Right of First Offer to Lease.
(a)    Provided that Guardant Health, Inc. or a Permitted Assignee is then the Tenant hereunder, and occupies at least sixty percent (60%) of the Leased Premises or is the tenant of the entire Property, and is not in monetary or material non-monetary default beyond any notice and cure period expressly set forth in this Lease, then at any time after the balance of the space within the Building has been leased to other tenants (“Level A and B Tenants”), prior to entering into a lease with a third party for space which thereafter becomes available in the Building (the “ROFO Space”), Landlord shall deliver a written notice (the “Landlord’s ROFO Notice”) to Tenant setting forth the material terms upon which Landlord is willing to lease the ROFO Space to such third party. Tenant shall notify Landlord in writing within twenty (20) days after receipt of the Landlord’s ROFO Notice of Tenant’s election to lease the ROFO Space on the terms set forth in the Landlord’s ROFO Notice (“Tenant’s ROFO Election Notice”). In the event Tenant delivers Tenant’s ROFO Election Notice within the time period required herein, then the parties shall within an additional period of ten (10) business days, negotiate and enter into an amendment of this Lease reflecting the terms set forth in the Landlord’s ROFO Notice and containing such conforming changes as are agreed to by Tenant and Landlord (the “ROFO Amendment”), each agreeing to be reasonable.
(b)    Failure of Tenant to deliver Tenant’s ROFO Election Notice within the forgoing twenty (20) day period shall be deemed an election by Tenant to not lease the ROFO Space.
(c)    Failure of Tenant to enter into the ROFO Amendment within the forgoing ten (10) business day period shall be deemed an election by Tenant to not lease the ROFO Space except solely in the event Landlord failed to negotiate reasonably and in good faith.
(d)    If Tenant elects or is deemed to have elected not to lease the ROFO Space, then Landlord shall be free to lease all or a portion of the ROFO Space to a third party on such terms as shall be agreed upon by Landlord and such third party. In the event that Landlord proposes to do so at a Net Effective Rental Rate that is less (on a per rentable square foot basis) than ninety percent (90%) of the Net Effective Rental Rate specified in Landlord’s ROFO Notice, or Landlord does not lease the ROFO Space within 270 days after the date of the ROFO Notice, Tenant’s rights under Paragraph 17.1 shall be revived and Landlord shall deliver a revised ROFO Notice (the “Revised ROFO Notice”) offering to lease the ROFO Space to Tenant at such proposed lower rate and Tenant shall have the right to lease the ROFO Space on the terms set forth in such Revised ROFO Notice, by notice to Landlord given within ten (10)

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business days after Tenant’s receipt thereof. As used in this Lease, the term “Net Effective Rental Rate” shall mean the net present value of the rent and additional rent payable under the terms of Landlord’s ROFO Notice, taking into account any allowances and the fair market value of any work to be performed by Landlord at its sole expense in connection with any such proposed transaction using a discount rate equal to the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%).
(e)    Anything in this Lease to the contrary notwithstanding, Tenant shall not have the right to deliver Tenant’s ROFO Election Notice during any period that Tenant is in in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease with respect to which it has received a written notice from Landlord if such default remains uncured, and the time periods provided for herein shall not be tolled or extended during Tenant’s cure thereof, but the foregoing shall not be read to prevent Tenant from curing the applicable default and then delivering Tenant’s ROFO Election Notice once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease, and Tenant’s ROFO Election Notice is delivered within the time periods provided above.
(f)    Tenant’s rights under this Paragraph 17.1 shall for all purposes be subordinate to the rights (including but not limited to extension, renewal, expansion, and purchase rights) of any of the Level A and B Tenants.
b.Right of First Refusal to Lease.
(a)    Provided that Guardant Health, Inc. or a Permitted Assignee is then the Tenant hereunder, occupies at least sixty percent (60%) of the Leased Premises or is the tenant of the entire Property, and is not in monetary or material non-monetary default beyond any notice and cure period expressly set forth in this Lease, then at any time from the Effective Date of this Lease until December 31, 2021 (the “ROFR Period”), in the event Landlord receives an offer which Landlord desires to accept (an “Acceptable Offer”), from another prospective tenant to lease designated space the balance of the Building (the “ROFO Space”), then prior to entering into a lease with such prospective tenant for the ROFO Space, Landlord shall deliver a written notice (the “Landlord’s ROFR Notice”) to Tenant setting forth the material terms of the Acceptable Offer upon which Landlord is willing to lease the ROFR Space to such prospective tenant. Tenant shall notify Landlord in writing within ten (10) business days after receipt of the Landlord’s ROFR Notice of Tenant’s election to lease the ROFR Space on the terms set forth in the Acceptable Offer (“Tenant’s ROFR Election Notice”). In the event Tenant delivers Tenant’s ROFR Election Notice within the time period required herein, then the parties shall within an additional period of ten (10) business days, negotiate and enter into an amendment of this Lease reflecting the terms set forth in the Landlord’s ROFR Notice and containing such conforming changes as are agreed to by Tenant and Landlord (the “ROFR Amendment”), each agreeing to be reasonable.
(b)    Failure of Tenant to deliver Tenant’s ROFR Election Notice within the forgoing ten (10) business day period shall be deemed an election by Tenant to not lease the ROFR Space.
(c)    Failure of Tenant to enter into the ROFR Amendment within the forgoing ten (10) business day period shall be deemed an election by Tenant to not lease the ROFR Space except solely in the event Landlord failed to negotiate reasonably and in good faith.
(d)    If Tenant elects or is deemed to have elected not to lease the ROFR Space, then Landlord shall be free to lease all or a portion of the ROFR Space to a third party on such terms as shall be agreed upon by Landlord and such third party. In the event that Landlord proposes to do so at a Net Effective Rental Rate that is less (on a per rentable square foot basis) than ninety percent (90%) of the Net Effective Rental Rate specified in Landlord’s ROFR Notice, or Landlord does not lease the ROFR Space within 270 days after the date of the ROFR Notice, Tenant’s rights under Paragraph 17.1 shall be revived and Landlord shall deliver a revised ROFR Notice (the “Revised ROFR Notice”) offering to lease the ROFR Space to Tenant at such proposed lower rate and Tenant shall have the right to lease the ROFR Space on the terms set forth in such Revised ROFR Notice, by notice to Landlord given within ten (10) business days after Tenant’s receipt thereof.
(e)    Anything in this Lease to the contrary notwithstanding, Tenant shall not have the right to deliver Tenant’s ROFR Election Notice during any period that Tenant is in in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease with respect to which it has received a written notice from Landlord if such default remains uncured, and the time periods provided for herein shall not be tolled or extended during Tenant’s cure thereof, but the foregoing shall not be read to prevent Tenant from curing the applicable default and then delivering Tenant’s ROFR Election Notice once the default is cured if such cure is completed within the applicable cure period, if

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any, expressly set forth in this Lease, and Tenant’s ROFR Election Notice is delivered within the time periods provided above.
(f)    This Paragraph 17.2 shall be void and of no force or effect upon the expiration of the time for Tenant to lease the ROFR Space as set forth above.
c.Purchase Option.
(a)    Provided that Guardant Health, Inc. or a Permitted Assignee is then the Tenant hereunder, occupies at least sixty percent (60%) of the Leased Premises or is the tenant of the entire Property, and is not in monetary or material non-monetary default beyond any notice and cure period expressly set forth in this Lease, then prior to entering into a purchase and sale agreement with a third party for Landlord’s ground leasehold interest in the Property (the “Ground Lessee’s Interest”), Landlord shall deliver a written notice (the “Landlord’s Sale Notice”) to Tenant setting forth the material terms upon which Landlord is willing to so sell the Ground Lessee’s Interest to such third party. Tenant shall notify Landlord in writing within ten (10) business days after receipt of the Landlord’s Sale Notice of Tenant’s election to purchase the Ground Lessee’s Interest on the terms set forth in the Landlord’s Sale Notice (“Tenant’s Purchase Election Notice”). In the event Tenant delivers Tenant’s Purchase Election Notice within the time period required herein, then the parties shall within an additional period of ten (10) business days, enter into a purchase and sale agreement reflecting the terms set forth in the Landlord’s Sale Notice and otherwise substantially in the form of Exhibit K attached hereto (the “PSA”).
(b)    Failure of Tenant to deliver Tenant’s Purchase Election Notice within the forgoing ten (10) business day period shall be deemed an election by Tenant to not acquire the Ground Lessee’s Interest.
(c)    Failure of Tenant to enter into the PSA within the forgoing ten (10) business day period shall be deemed an election by Tenant to not acquire the Ground Lessee’s Interest except solely in the event Landlord failed to negotiate in good faith.
(d)    If Tenant elects or is deemed to have elected not to acquire the Ground Lessee’s Interest, then Landlord shall be free to sell the Ground Lessee’s Interest to a third party to a third party on such terms as shall be agreed upon by Landlord and such third party. In the event that Landlord proposes to do so at a net purchase price that is less than ninety percent (90%) of the purchase price specified in Landlord’s Sale Notice, or Landlord does sell the Ground Lessee’s Interest within 270 days after the date of Landlord’s Sale Notice, Tenant’s rights under Paragraph 17.3 shall be revived and Landlord shall deliver a revised Landlord’s Sale Notice (the “Revised Landlord’s Sale Notice”) offering to sell the Ground Lessee’s Interest to Tenant at such proposed lower price and Tenant shall have the right to purchase the Ground Lessee’s Interest on the terms set forth in such Revised Landlord’s Sale Notice, by notice to Landlord given within ten (10) business days after Tenant’s receipt thereof.
(e)    Anything in this Lease to the contrary notwithstanding, Tenant shall not have the right to deliver Tenant’s Purchase Election Notice during any period that Tenant is in in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease with respect to which it has received a written notice from Landlord if such default remains uncured, and the time periods provided for herein shall not be tolled or extended during Tenant’s cure thereof, but the foregoing shall not be read to prevent Tenant from curing the applicable default and then delivering Tenant’s Purchase Election Notice once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease, and Tenant’s Purchase Election Notice is delivered within the time periods provided above.
[Signatures on next page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.
LANDLORD:
3000 Hanover, LLC,
a Delaware limited liability company

By: /s/ Peter Pau     Dated: August 3, 2020
Printed Name: Peter Pau
Title: Manager

TENANT:
Guardant health, Inc.,
a Delaware corporation

By: /s/ Helmy Eltoukhy        Dated: August 3, 2020
Printed Name: Helmy Eltoukhy
Title: Chief Executive Officer

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EXHIBIT A
SITE PLAN

    Exhibit 1

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EXHIBIT A-1
COLOR-CODED RENDERING OF LEVELS C AND D

    Exhibit 2

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EXHIBIT B
FLOOR PLAN

3000 Hanover Street - Floor C

3000 Hanover Street, Palo Alto, CA 94304

©1985-2018 Stevenson Systems, Inc.
All Rights Reserved / www.stevensonsystems.com

3000 Hanover Street - Floor D
3000 Hanover Street, Palo Alto, CA 94304

©1985-2018 Stevenson Systems, Inc.
All Rights Reserved / www.stevensonsystems.com

    Exhibit B

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EXHIBIT C
LEASE COMMENCEMENT DATE CERTIFICATE
This LEASE COMMENCEMENT CERTIFICATE (“Certificate”) is made this ____________ day of ____________________, 202_, by and between _____________ LLC, a _____________ limited liability company (“Landlord”), and ________________, a _______________ (“Tenant”), and is attached to and made a part of that certain Lease dated as of ______________, 201_, by and between Landlord and Tenant (the “Lease”).
Landlord and Tenant hereby acknowledge and agree for all purposes of the Lease that the Lease Commencement Date as defined in Paragraph 2.3 of the Lease is __________, 202_.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate on the date first above written.
LANDLORD:
__________________________________LLC,
a ___________________ limited liability company
By:    _____________________________________,
Printed name:    _______________________________
Title:    ______________________________________
TENANT:
_______________________,
a ______________________
By:    _____________________________________,
Printed name:    _______________________________
Title:    ______________________________________

Exhibit C
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EXHIBIT D

WORK LETTER
THIS TENANT WORK LETTER (“Work Letter”) sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Leased Premises, as defined in the Lease to which this Work Letter is attached as an exhibit. In the event of any inconsistency between the terms of this Work Letter and the terms of the Lease, the terms of the Lease shall control. All defined terms used herein shall have the meanings set forth in the Lease, unless otherwise defined in this Work Letter.
1.    Landlord’s Work. Landlord’s contractor will cause the improvements listed on Exhibit A attached hereto (the “Landlord’s Work”) to be constructed no later than October 1, 2021, subject to Tenant Delays (as hereinafter defined) or delays caused by Force Majeure.
2.    Tenant Improvements. Tenant shall construct, furnish or install all improvements, equipment or fixtures, that are necessary for Tenant’s use and occupancy of the entirety of the Leased Premises (collectively, the “Tenant Improvements”). Tenant shall complete construction of the Tenant Improvements for the entirety of the Leased Premises. Tenant shall also be responsible for the cost of any alterations to the Building required as a result of the Tenant Improvements (but only if required as a result of the Tenant Improvements and not if they would have been required notwithstanding the Tenant Improvements). Tenant will engage a consultant reasonably approved by Landlord (who may be employed by Tenant’s Contractor or Architect) to manage the design and construction of the Tenant Improvements (“Tenant Improvement Project Manager”). Landlord hereby approves Joe Hodges, Tenant’s employee in charge of facilities, as the Tenant Improvement Project Manager. Tenant shall cause all drawings and specifications for the Tenant Improvements to be prepared by an architect selected by Tenant and reasonably approved by Landlord (“Tenant Improvement Architect”) and to be constructed by a general contractor licensed in California, selected by Tenant, and reasonably approved by Landlord (“Tenant Improvement Contractor”). Landlord’s prior written consent, which shall not be unreasonably withheld, shall be required if Tenant desires to change its Tenant Improvement Architect, Tenant Improvement Contractor or Tenant Improvement Project Manager. Landlord approves of any and/or all of the following as a Tenant Improvement Architect: DES, DGA and/or Gensler; and Landlord approves of any and/or all of the following as a Tenant Improvement Contractor: Landmark Builders, and/or South Bay Construction. Tenant shall furnish to Landlord a copy of the executed contracts between Tenant and Tenant Improvement Architect, and Tenant and Tenant Improvement Contractor, covering all of Tenant’s obligations under this Work Letter.
The Tenant Improvements shall be in conformity with drawings and specifications submitted to and approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall be performed in accordance with the following provisions:
Tenant Improvement Space Plans: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement space plans (the “Tenant Improvement Space Plans”). Within five (5) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon. Landlord shall not object to improvements that are consistent with the space plan attached hereto as Exhibit B-1 and the description of improvements attached hereto as Exhibit B-2. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within five (5) business days (subject to the availability of the Tenant Improvement Architect) for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord within five (5) business days following Landlord’s return to Tenant of the drawings originally submitted (subject to the availability of the Tenant Improvement Architect), and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same. Landlord shall be provided with a copy of Tenant’s preliminary floor plan and associated CAD files as a condition to receiving reimbursement.
Tenant Improvement Design Development Plans: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement design development plans (“Tenant Improvement Design Development Plans”). Within five (5) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has
Exhibit D
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suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within five (5) business days (subject to the availability of the Tenant Improvement Architect) for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord within five (5) business days following Landlord’s return to Tenant of the drawings originally submitted (subject to the availability of the Tenant Improvement Architect), and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same.
Tenant Improvement Working Drawings: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement working drawings (“Tenant Improvement Working Drawings”) including mechanical, electrical, and plumbing plans (“MEP”). Within five (5) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within seven (7) business days for consideration by Landlord (subject to the availability of the Tenant Improvement Architect). All revised drawings shall be submitted, with changes highlighted, to Landlord within seven (7) business days following Landlord’s return to Tenant of the drawings originally submitted (subject to the availability of the Tenant Improvement Architect), and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same.
Final Tenant Improvement Plans: Tenant shall submit the approved Tenant Improvement Working Drawings to the Palo Alto Building Department for a Tenant Improvement building permit prior to the commencement of such work. The Tenant Improvement Working Drawings as modified by the City of Palo Alto are defined herein as the “Final Tenant Improvement Plans.” Prior to commencing construction, Tenant shall deliver to Landlord a copy of the City of Palo Alto building permit for the Final Tenant Improvement Plans.
Any material changes to the Final Tenant Improvement Plans shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Any material deviation in construction from the design specifications and criteria set forth in the Final Tenant Improvement Plans, other than as approved in writing by Landlord (such approval not to be unreasonably withheld or delayed), shall constitute a default for which Landlord may, within ten (10) business days after giving written notice to Tenant, elect to exercise the remedies available in the event of default under the provisions of this Lease, unless such default is cured within such ten (10) business day period, or, if the cure reasonably requires more than ten (10) business days, unless such default is cured as soon as reasonably practicable but in no event later than sixty (60) days after Landlord’s notice to Tenant. Only new materials shall be used in the construction of the Tenant Improvements, except with the written consent of Landlord.
Tenant acknowledges that it will engage the Tenant Improvement Architect, the Tenant Improvement Project Manager, and the Tenant Improvement Contractor, and shall be solely responsible for the actions and omissions of its architects, engineers, contractors, and project/construction managers and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architect, engineers or project/construction managers. Landlord’s approval of any of Tenant’s architects, engineers or project/construction managers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects, engineers or project/construction managers. Tenant shall indemnify and hold harmless Landlord from and against any and all losses, costs, damages, claims and liabilities arising from the negligent acts or omissions of Tenant’s architects, engineers and project/construction managers.
The Tenant Improvements shall be constructed by Tenant Improvement Contractor in accordance with the Final Tenant Improvement Plans, in compliance with all of the terms and conditions of this Work Letter and the Lease, and with all applicable Laws and Restrictions. The Tenant Improvement Contractor shall obtain and maintain the insurance coverages set forth on Schedule 1 attached to this Exhibit.
Tenant shall notify Landlord of its intention to commence construction ten (10) days prior to commencement and shall again notify Landlord of actual commencement within one (1) business day thereafter. Landlord shall have the right to post in a conspicuous location on the Building or the Leased Premises, as well as record with the County of Santa Clara, a Notice of Nonresponsibility. Tenant shall provide Landlord with a copy of the City of Palo Alto building permit allowing for the construction of the Final Tenant Improvement Plans prior to commencement of construction of the Tenant Improvements.
    2

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Tenant shall, and shall cause Tenant’s Project Manager to, use commercially reasonable efforts to cause construction of the Final Tenant Improvement Plans to be performed in as efficient a manner as is commercially reasonable. All work to be performed inside or outside of the Building shall be coordinated with Landlord. Tenant and the Tenant Improvement Contractor shall conduct their work and employ labor in such manner as to maintain harmonious labor relations. Landlord does not require Tenant to use union labor.
Tenant, at Tenant’s sole cost and expense, shall clear debris resulting from the Tenant Improvement construction as necessary so as not to interfere with the construction of the Landlord’s Work. No trash, or other debris, or other waste may be deposited at any time outside the Building except in containers reasonably approved by Landlord. If so, Landlord may, after written notice to Tenant, remove it at Tenant’s expense, which expense shall equal the cost of removal plus ten percent (10%) of such costs as a management fee. Storage of Tenant Improvement construction materials, tools and equipment shall be coordinated with Landlord’s contractor. Tenant shall reimburse Landlord on demand for the cost of repairing any damage to the Building caused by Tenant Improvement Contractor and its subcontractors during the construction of the Tenant Improvements. Upon completion of the Tenant Improvements, Tenant shall cause the Building and the Common Areas to be clean and free from construction debris resulting from Tenant’s Tenant Improvement construction.
Tenant shall submit to Landlord on or before the Lease Commencement Date (as defined in the Lease) or at the earliest reasonable date thereafter, a Certificate of Substantial Completion, AIA Document G704, by its Tenant Improvement Architect for the Final Tenant Improvement Plans, a copy of all final inspection cards for the Tenant Improvements signed by the appropriate City of Palo Alto inspector and the Temporary Certificate of Occupancy from the City of Palo Alto.
Tenant shall submit to Landlord two CDs containing copies of all Tenant Improvement as-built plans and specifications, warranties, and operating manuals covering all of the work in the Final Tenant Improvement Plans. Tenant hereby assigns to Landlord on a non-exclusive basis any and all rights Tenant may have under such warranties, without in any way obligating Landlord to pursue or prosecute such rights. Tenant shall retain the right to pursue or prosecute any such rights to the extent that Landlord does not do so.
Any minor work required for Tenant’s occupancy of the Leased Premises but not included in the Final Tenant Improvement Plans such as the procurement and installation of furniture, fixtures, equipment, interior artwork and signage, shall not require Landlord approval but shall be installed in a good and workmanlike manner by Tenant.
3.    Project Costs. The costs and expenses of the development and construction of the Landlord’s Work and the Tenant Improvements (“Project Costs”) shall be paid in accordance with this Paragraph 3.
(a)    Landlord’s Work. The costs and expenses of the development and construction of the Landlord’s Work shall be paid by Landlord.
(b)    Tenant Improvements. Unless specified otherwise herein, Tenant shall bear and pay the cost of the Tenant Improvements (which cost shall include, without limitation, the costs of construction as provided for in the Tenant Improvement Contractor’s contract, the cost of permits, and all architectural, design, space planning, and engineering services obtained by Tenant in connection with Tenant Improvements, including, without limitation, laboratory and office improvements, break room with appropriate sinks/cabinetry, wiring and cabling costs, and cubicle costs); provided that so long as Tenant is not in default under the Lease, Landlord shall contribute a maximum of $99.00 per rentable square foot, for an aggregate maximum of $24,705,350 based on 249,549 rentable square feet (the “Tenant Improvement Allowance”), which shall be utilized only for building improvements to the Leased Premises and the Building, and not for any other purpose, and shall be available to Tenant only until the expiration of the 27th month following completion of Landlord’s Work and delivery of the Leased Premises to Tenant with Landlord’s Work completed, after which Landlord shall have no further obligation to provide any portion of the Tenant Improvement Allowance. Subject to such deadline, and based upon applications for payment prepared, certified and submitted by Tenant as described below, Landlord shall make progress payments from the Tenant Improvement Allowance to Tenant in accordance with the provisions of this Paragraph 3, as follows:
(i)    Not later than the 25th day of each month Tenant shall submit applications for payment to Landlord in a form reasonably acceptable to Landlord, including Tenant Improvement Contractor’s Application and Certification for Payment AIA G702 certified by Tenant Improvement Architect, certified as correct by an officer of Tenant and by Tenant’s architect, for payment of that portion of the cost of the Tenant Improvements allocable to labor, materials and equipment incorporated
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in the Building during the period from the first day of the same month projected through the last day of the month and for the cost of all professional services, fees and permits incurred to date. Each application for payment shall include the following:
(A)    Invoices and canceled checks or wire transfer confirmations as applicable.
(B)    Fully executed conditional lien releases in the form prescribed by law from the Tenant Improvement Contractor and all subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering the prior payment period.
(C)    Tenant Improvement Contractor’s worksheets showing percentages of completion.
(D)    Tenant Improvement Contractor’s certification as follows:
“There are no known mechanics’ or materialmen’s liens outstanding at the date of this application for payment, all due and payable bills with respect to the Building have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against the Building or the Property, and, to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith.”
(ii)    On or before the 45th day following submission of the application for payment, so long as Tenant is not in default under the terms of this Work Letter or the Lease, Landlord shall pay a share of such payment determined by multiplying the amount of such payment by a fraction, the numerator of which is the amount of the Tenant Improvement Allowance, and the denominator of which is the sum of (i) estimated construction cost of all Tenant Improvement work and materials for the entire Leased Premises, and (ii) the estimated cost of all professional services, fees and permits in connection therewith. Tenant shall pay the balance of such payment, provided that at such time as Landlord has paid the entire Tenant Improvement Allowance on account of such Tenant Improvement work, all billings shall be paid entirely by Tenant. If upon completion of the Tenant Improvement Work and payment in full to the Tenant Improvement Contractor, the architect and engineer, and payment in full of all fees and permits, the portion of the cost of the Tenant Improvement Work, architects’ and engineers’ fees, permits and fees theretofore paid by Landlord is less than the Tenant Improvement Allowance, Landlord shall reimburse Tenant for costs expended by Tenant for Tenant Improvement work up to the amount by which the Tenant Improvement Allowance exceeds the portion of such cost theretofore paid by Landlord. Landlord shall have no obligation to advance the Tenant Improvement Allowance to the extent it exceeds the total cost of the Tenant Improvement Work. In no event shall Landlord have any responsibility for the cost of the Tenant Improvement Work in excess of the Improvement Allowance. Landlord shall have no obligation to make any payments to Tenant Improvement Contractor’s material suppliers or subcontractors or to determine whether amounts due them from Tenant Improvement Contractor in connection with the Tenant Improvement work have, in fact, been paid.
(c)    Evidence of Completion of Improvement Work. Upon the completion of the Improvement Work, Tenant shall:
(i)    Submit to Landlord a detailed breakdown of Tenant’s final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Landlord.
(ii)    Submit to Landlord reasonable evidence showing compliance with any and all other laws, orders and regulations of any and all governmental authorities having jurisdiction over the Building, including, without limitation, the building permit for the Tenant Improvements signed off by the applicable governmental authorities and authorization for physical occupancy of the Building.
(iii)    Submit to Landlord the as-built plans and specifications referred to above.
4.    Additional Tenant Improvement Allowance. At Tenant’s election, Landlord shall provide an additional allowance (the “Additional TI Allowance”) of up to $80 per rentable square foot (i.e., $19,963,920 based on 249,549 rentable square feet). In no event shall the Additional Allowance exceed $80 per rentable square foot. Tenant covenants and agrees: (i) in order to afford Landlord adequate time in which to fund the Additional TI Allowance, Tenant shall notify Landlord in writing of the anticipated amount of the Additional TI Allowance which Tenant will request Landlord to pay, no later than eighteen (18) months following completion of Landlord’s Work and delivery of the Leased
    4

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Premises to Tenant with Landlord’s Work completed; and (ii) Base Monthly Rent due under the Lease shall be increased by $0.10 per rentable square foot for each $10 of Additional TI Allowance (prorated if applicable) so provided to Tenant; and (iii) the parties shall enter into an amendment of the Lease to modify the schedule of Base Monthly Rent set forth in Article I by an updated schedule reflecting the increase in Base Monthly Rent, (iv) the Additional TI Allowance shall otherwise constitute a part of the Tenant Improvement Allowance, shall be disbursed in the same manner as the Tenant Improvement Allowance, and shall be subject to the restrictions and conditions on such Tenant Improvement Allowance provided in this Work Letter, and (v) in lieu of providing the Additional TI Allowance, Landlord may elect to provide Tenant with a credit, in the amount of the Additional TI Allowance, against the next payments of Base Monthly Rent and Additional Rent coming due, in which case the increase in the Base Monthly Rent described in clause (ii) above shall not be effective until such rent credit has been fully exhausted.
5.    Assignment of Rights Against Architect, Contractor, etc. Tenant hereby assigns to Landlord on a non-exclusive basis any and all rights Tenant may have against the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant’s consultants, subcontractors, agents, etc., relating to the Tenant Improvements, without in any way obligating Landlord to pursue or prosecute such rights. Tenant shall retain the right to pursue or prosecute any such rights to the extent that Landlord does not do so. Tenant shall promptly cause the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant’s consultants, subcontractors, agents, etc. (once each such person has been engaged) to execute and deliver to Landlord a consent in the form of Exhibit C hereto, consenting to the foregoing assignment.
6.    Completion; Tenant Delay. If Landlord shall be delayed in substantially completing the Landlord’s Work as a result any of the following (collectively, “Tenant Delays”):
1.    Any entry into the Building by Tenant, or any of Tenant’s agents, employees, licensees, contractors or subcontractors, which delays substantial completion of the Landlord’s Work; or
2.    Any matters specifically identified elsewhere in this Work Letter or in the Lease as Tenant Delays; or
3.    Any other negligent act or omission of Tenant, its agents, employees or contractors, then the date upon which Substantial Completion of the Landlord’s Work is deemed to have occurred shall be advanced day for day by the actual number of days of such Tenant Delays that cause a delay in the completion of the Landlord’s Work, and the date upon which the Building is delivered to Tenant in the condition called for by the Lease and this Work Letter shall be deemed to have occurred in advance of the actual delivery date by the number of days of such Tenant Delays. Notwithstanding the foregoing, in order for a Tenant Delay to occur, Landlord must give written notice to Tenant within five (5) days of the occurrence of a Tenant Delay which notice must set forth the reasonably expected number of days of delay caused by the Tenant Delay.

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EXHIBIT A TO WORK LETTER

LANDLORD’S WORK

BASE BUILDING

Levels C and D of the original 1985 building are constructed of steel and concrete-framed structure supported on a conventional spread footing foundation. The roofs consist of concreted composite decks supported by steel framing, and the elevated floors consist of concrete waffles slabs supported by concrete columns and walls. Lateral loads are resisted by a combination of steel brace frames and concrete shear walls.

(A) Utilities:

a.Water- The building is served by a 6” service with two parallel backflow preventers, separate irrigation system with backflow preventer.
b.Electrical- The building is served by incoming power at 3-phase, 4-wire, 12.47 KV, to three separate 1,200-amps MSBs, with property-owned transformers converting to 480 volts. A total of three substations are located on the property. Overall electrical capacity for the entire site is approximately 22 watts per square foot.
c.Gas – Natural gas is provided to the building by 2-1/2” Medium Pressure steel pipe from meter (Hanover St.) to 2” Automatic Earthquake Valve (Loading dock) and splits to (1) 2” and (1) 1-1/2” Medium pressure lines to serve (1) Pressure Regulator to serve Boilers and (1) Pressure Regulator to serve Cafeteria. After Regulators gas is Low Pressure.
d.Utility Services are provided by City of Palo Alto Utilities. Landlord to provide submeter for water, electricity and gas and will bill back Tenant.

(B)Mechanical:

a.Conditioned air is generally provided by VAV and air handling units. The AHU’s are provided with centrifugal supply and return fans, filter banks, chilled water-cooling coils and hot water reheat coils. Air volume at the AHU’s is generally controlled by variable frequency (VFD) to regulate fan speed. Various other fan-coil units distribute air to the facility.
b.Chilled water from the central plant is provided by three Trane-brand, water cooled chillers with variable speed centrifugal compressors. Chilled water is circulated by six centrifugal pumps of varying capacity in a primary/secondary loop configuration. Heat from chillers is rejected to atmosphere by two Baltimore Air coil open loop cooling towers.
c.Heating is generally provided by hot water reheat coils at perimeter zone VAV boxes, although areas with substantial window areas on levels C&D are heated by hot water baseboard circulators instead.
d.Heating- Hot water provided by hot water reheat coils at perimeter zone VAV boxes, areas of C&D with substantial window areas are heated by hot water baseboard circulators. Heating water is provided by two natural gas-fired, condensing type boilers each with a rated heat pump of 3,000,000 BTU/hr. and output capacity of 2,640,000 BTU/hr. Hot water is circulated by two 10-horsepower centrifugal pumps serving the primary heating loop and 12 fractional horsepower pumps serving the secondary loop.
e.Ventilation: Ventilation is provided by outside air ducts connected to the return air section of each AHU. Outdoor louvers at ground level generally serve multiple systems. The AHU’s are generally capable of full economizer mode, which entails using 100% of outside air to reduce cooling or heating energy when weather conditions allow.
f.Building Management Systems is comprised of multiple Siemens Apogee control panels located in various equipment rooms. The panels are interconnected over the building network, allowing for energy management capabilities such as scheduling, temperature reset, system trending and alarming.
g. Landlord shall designate an on-site building engineer to maintain the building systems and bill back Tenant as part of CAM.
h.Emergency Power – Emergency (shared) power provided by a pad-mounted, package diesel-fueled standby generator (Cummins Onan) with a rated capacity of 450 kW.

(C)Fire Protection Systems:
    Exhibit D

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a.Fire Alarm System – Control Panel Model 4100ES manufactured by Simplex (JCI). The fire alarm monitors the fire sprinkler system for water flow, valve tamper switches, manual pull stations, smoke detectors, and heat detectors. Horns and strobes are located throughout the facility. A public address system is located in the cafeteria.
b.Fire Sprinkler System – Protected by a wet-pipe fire sprinkler system consisting of eight 8” main risers with flow control valves and inspector’s test/system drains. The systems are fed by an 8” water service connection via meter and backflow preventer to the municipal water system. The cafeteria kitchen is protected by stand-alone- dry chemical fire suppression system in the grease hoods.

(D)Roof:
a.Roof -Consists of a 60-mil polyvinyl chloride (PV) membrane installed on roof boards mechanically fastened over the original modified bitumen roof membrane. The Sika Sarnafil membrane was installed in 2013. The original modified bitumen roof membranes are installed over one layer of rigid insulation over concrete composite decks. Roof penetrations consist of interior drains vent stacks, curbed mechanical units, exhaust vents and interior drains.
b.Solar Panels on Level C are part of a lease agreement with Solar City (Tesla).

LANDLORD WORK:

Landlord shall deliver the Leased Premises to the Tenant at Landlords full costs and expense the following “Landlord Work”:

A.Update the façade of the Leased Premises and construct new lobby entrance on Level D. Modernize Level D courtyard. Regarding the courtyard, Landlord's landscape specialist will make selected changes to the hardscape, update the soft landscape, and add furnishings to make the courtyard function as an outdoor living and conference room. Regarding the Lobby entry, Landlord will remove approximately 75’ of the existing building’s facade at the center of the South elevation to construct a new Lobby facade.  The new facade will be per the attached image and constructed of clear glass, aluminum frame with a “Silversmith” finish and Trespa “wood” panels or similar. The interior space behind the new facade will not be finished so that it can be designed with the Tenant’s interior design style and palette. The higher volume that is created with the new facade will measure +/- 20 deep’ x 50 wide’. The balance of the South elevation will remain as is except that the metal facade panels will be overlain with new aluminum panels to match the new lobby facade. The work will terminate at the inside corner of the two masonry blocks that bookend the South elevation. Other than the facade above, the arcade of the South elevation flanking the new lobby will remain unchanged.
B.As designed and approved build new entry/egress driveway with direct path of travel from Hanover with turnabout.
    Exhibit D

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C.Physically demise Leased Premises from the remainder of the building as indicated in the plans attached hereto as Exhibit D, including ADA, path of travel, existing life safety, mechanical, electrical and plumbing aspects of demise. To include submetering of shared building systems.
D.Re-striping of parking lot on levels C&D to maximize parking density. Tenant shall have a right of reasonable review and approval of the re-striping plans.

    Exhibit D

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EXHIBIT B-1 TO WORK LETTER
PRELIMINARY SPACE PLAN

    Exhibit D

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EXHIBIT B-2 TO WORK LETTER
PRELIMINARY NARRATIVE DESCRIPTION OF TENANT IMPROVEMENTS

    Exhibit D

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EXHIBIT C TO WORK LETTER
FORM OF CONSENT TO ASSIGNMENT
This Consent to Assignment (“Consent”) is dated as of this __ day of ___________, 202_, by __________________, a ______________ ([“Tenant Improvement Architect”/“Tenant Improvement Contractor”/“Tenant Improvement Project Manager”/Other Consultant]), in favor of ____________________________, LLC, a ________________ limited liability company (“Landlord”).
Recitals
A.    Landlord and __________________, a _______________ (“Tenant”) entered into that certain Lease Agreement dated as of July 31, 2020 (the “Lease”) for premises located in the City of __________, County of ___________, State of California, commonly known as or otherwise described as _________________ Road, Suite __, ___________, California; and
B.    Exhibit D to the Lease is a Work Letter pursuant to which Tenant has retained [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant].
Agreement
Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] hereby consents to the assignment effected by Paragraph 5 of the Work Letter.
In Witness Whereof, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] has executed this Consent as of the date first written above.

[Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] •
•By: _______________________________________________ •Title: ______________________________________________ •
•By: _______________________________________________ •Title: ______________________________________________

    Exhibit D

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EXHIBIT D TO WORK LETTER
PHYSICAL DEMISING PLANS

# 3000 HANOVER / TENANT STUDY

LEVEL C PROPOSED EXIT PLAN

TENANT A
TENANT B
TENANT C
TENANT C - OUTDOOR
OPEN TO BELOW
COMMON AREA
NEW WALL
E EXIT
EXISTING DOORS TO BE REMOVED
NEW DOORS WITH CARD READER FOR INGRESS W/ PANIC DEVICE
NEW WALLS
NEW CARD READERS ON EXISTING DOORS FOR INGRESS W/ PANIC DEVICE
NEW CARD READERS ON EXISTING DOORS FOR INGRESS
ATRIUM
NEW WALLS
NEW DOORS WITH CARD READER FOR INGRESS W/ PANIC DEVICE
PATIO SHUFFLE BOARD
E FROM TENANT B
NEW CARD READERS ON EXISTING DOORS FOR INGRESS
NEW DOORS WITH CARD READER FOR INGRESS W/ PANIC DEVICE

BUILDING LEVEL C

    Exhibit D

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SCHEDULE 1
TO WORK LETTER
CONSTRUCTION INSURANCE REQUIREMENTS

Before commencing work, the contractor shall procure and maintain at its sole cost and expense until completion and final acceptance of the work, at least the following minimum levels of insurance.

A.    Workers' Compensation in statutory amounts and Employers Liability Insurance in the minimum amounts of $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee for bodily injury by disease with a $1,000,000 policy limit, covering each and every worker used in connection with the contract work.

B.    Comprehensive General Liability Insurance on an occurrence basis including, but not limited to, protection for Premises/Operations Liability, Broad Form Contractual Liability, Owner's and Contractor's Protective, and Products/Completed Operations Liability*, in the following minimum limits of liability.

    Bodily Injury, Property Damage, and
    Personal Injury Liability        $1,000,000/each occurrence
                        $5,000,000/aggregate

    *Products/Completed Operations Liability Insurance is to be provided for a period of at least three (3) year after completion of work.

    Coverage shall include protection for Explosion, Collapse and Underground Damage.

C.    Comprehensive Automobile Liability Insurance with the following minimum limits of liability.

    Bodily Injury and Property        $1,000,000/each occurrence
    Damage Liability            $5,000,000/aggregate

    This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

D.    Equipment and Installation coverages in the broadest form available but excluding coverage for Contractor's tools and equipment and material not accepted by Tenant. Tenant will provide Builders Risk Insurance on all accepted and installed materials.

All policies of insurance, duplicates thereof, or certificates evidencing coverage shall be delivered to Landlord prior to commencement of any work and shall include Landlord, Landlord’s mortgagees, and such other parties as Landlord may require in writing, as additional insureds. The certificates shall show contractor’s insurance is primary and noncontributory. All policies of insurance shall contain a waiver of subrogation for all lines of coverage in A., B., and C. above.

    Exhibit D

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EXHIBIT E
MONUMENT SIGNAGE1

# Site Analysis

Page Mill Rd
Hanover St
Varian Medical Systems
Palo Alto Office
3000 Hanover Street

- Guardant Entry ID
- Path of Travel

SQPEG

**Square Peg Design** | 3000 Hanover, Exterior Wayfinding Concept Design | 02.20.2020 | 02

1 So long as Tenant leases the entirety of Level C and Level D, the monument sign located on Hanover Street at the driveway entrance to the Leased Premises shall be exclusive to Tenant. Regarding the monument sign to be located at the Page Mill Road/Hanover Street intersection, sign position will be determined by the amount of space leased, such that the tenant leasing the largest amount of rentable square footage in the Building from time to time shall be entitled to the top-most position on such sign and the smallest tenant would have the lowest position; in any event, each of the top and bottom positions shall be of equal size.
    Exhibit E

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EXHIBIT F
HAZARDOUS MATERIALS MANAGEMENT PLAN

[Follows this page]

    Exhibit G

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EXHIBIT G
RELEASE OF GROUND LESSOR
Tenant hereby represents to Ground Lessor that Tenant is aware that detectable amounts of hazardous substances and groundwater contaminants have come to be located beneath and/or in the vicinity of the Property. Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Property. Ground Lessor makes no representation or warranty with regard to the environmental condition of the Property. Tenant, on behalf of itself and its affiliated entities and their respective partners, employees, successors and assigns (collectively, “Releasors”), hereby covenants and agrees not to sue and forever releases and discharges Ground Lessor, and its trustees, officers, directors, agents and employees for and from any and all claims, losses, damages, causes of action and liabilities, arising out of hazardous substances or groundwater contamination presently existing on, under, or emanating from or to the Property. In connection with the above release, Releasors understand and expressly waive any rights or benefits available under Section 1542 of the Civil Code of California or any similar provision in any other jurisdiction. Section 1542 provides substantially as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

    Exhibit G

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EXHIBIT H
RESERVED
    Exhibit H

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EXHIBIT I
FORM OF ESTOPPEL CERTIFICATE
__________________, 20____

_____________________________
_____________________________
_____________________________
_____________________________

Re    ______________________
    ______________, California

Ladies and Gentlemen:
Reference is made to that certain Lease, dated as of July 31, 2020, between _____________ LLC, a ____________limited liability company (“Landlord”), and the undersigned (herein referred to as the “Lease”). A copy of the Lease [and all amendment thereto] is[are] attached hereto as Exhibit A. At the request of Landlord in connection with [____________ State reasons for request for estoppel certificate ____________], the undersigned hereby certifies to Landlord and to [state names of other parties requiring certification (e.g., lender, purchaser, investor)] (“Lender”/ “Purchaser”/ “Investor”) and each of your respective successors and assigns as follows:
1.The undersigned is the tenant under the Lease.

2.The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

3.There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

4.All improvements to be constructed in the Leased Premises by Landlord, if any, have been completed and accepted by Tenant, and any tenant construction or other allowances have been paid in full[, except as follows: ________________________________].

5.The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

6.The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease.

7.The monthly rent due under the Lease is $____________ and has been paid through __________________, and all additional rent due and payable under the Lease has been paid through _________________.

8.The term of the Lease commenced on __________________, and expires on ___________________, unless sooner terminated pursuant to the provisions of the Lease.

9.The undersigned has deposited the sum of $____________ with Landlord as security for the performance of its obligations as tenant under the Lease, and to the best of the undersigned’s knowledge, no portion of such deposit has been applied by Landlord to any obligation under the Lease.

10.There is no free rent period pending, nor is Tenant entitled to any Landlord’s contribution[, except as follows: ________________________________].

The above certifications are made to Landlord and [Lender/ Purchaser/ Investor] knowing that Landlord and [Lender/ Purchaser/ Investor] will rely thereon in [making a loan secured in part by an assignment of the Lease/ accepting an assignment of the Lease/ investing in Landlord/other].
Exhibit I

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Exhibit I

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Very truly yours,

__________________________
By:
Name:
Title:

Exhibit I

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Exhibit J
LANDLORD WAIVER AND AGREEMENT
This Landlord Waiver and Agreement (this “Waiver”) dated _________, 202_, is entered into by and between ____________ LLC, a __________ limited liability company (“Landlord”), and _____________, a _______________ (“Secured Party”).
Recitals
Whereas, Landlord is the record owner and landlord of the premises located at ________________, __________, California (the “Property”); and
Whereas, Landlord and _____________, a _______________ (“Tenant”), have entered into that certain [Lease] dated July 31, 2020 (as previously and/or hereafter amended, the “Real Property Lease”) pursuant to which Tenant has leases space at the Property (the “Premises”); and
Whereas, Tenant has entered into an equipment lease and/or financing agreement pursuant to which Tenant has granted a security interest in the personal property described on Schedule 1 attached hereto (the “Personal Property”) to Secured Party under that certain [Equipment Financing Agreement] between Tenant and Secured Party dated __________, 202_ (the “Financing Agreement”); and
Whereas, Secured Party and Landlord desire to establish their respective rights regarding the Personal Property and Secured Party’s access to the Premises;
Agreement
Now, Therefore, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.During the term of the Real Property Lease, and subject to Landlord’s interest in the Personal Property, if any, at the expiration or earlier termination of the Real Property Lease, the Personal Property shall remain personal property and severable from the Premises and shall not become part of the Premises or construed as a fixture at the Premises to the extent that the funds of Landlord have not been utilized to pay for the Personal Property or the financing thereof.
2.So long as Tenant has executed the Consent on the signature page of this Waiver, occupies the Premises, and is not in default under the Real Property Lease, Landlord agrees that Secured Party may enter the Premises at any time or from time to time upon reasonable written notice solely to Landlord and in compliance with the terms of the Financing Agreement for purposes of inspecting and/or removing any and all of the Personal Property in the exercise of its rights and remedies arising from the Financing Agreement. In the event of a default by Tenant under the Real Property Lease, Secured Party shall obtain Landlord’s prior written consent prior to entering the Premises.
3.Landlord shall notify Secured Party in the event the Personal Property remains at the Premises after either (i) Tenant is evicted from the Premises or (ii) Tenant abandons (as opposed to vacates) the Premises prior to the expiration of the Real Property Lease. Secured Party shall have 15 days to remove the Personal Property from the Premises after notification of such action from Landlord. If Secured Party has not removed the Personal Property within such 15 day period, Landlord shall have all rights regarding the Personal Property accorded to it by law and/or pursuant to the Real Property Lease and Secured Party shall have no further rights regarding such Personal Property. After Tenant has vacated or been evicted from the Premises, and if Landlord in its sole discretion allows the Personal Property to remain at the Premises for any period of time, Secured Party shall be liable for holdover rent for the total amount of time the Personal Property remains at the Premises after such eviction or vacation. For purposes hereof, “holdover rent” shall mean 200% of the rent in effect under the Real Property Lease for the period immediately prior to such vacation or eviction.
4.If Secured Party exercises its right to remove the Personal Property from the Premises as provided herein, Secured Party shall repair any damage to the Premises and restore it to its condition existing prior to installation of such Personal Property. Landlord shall have the

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right to require Secured Party to post a bond acceptable to Landlord to cover the potential cost of such repair prior to removing any such Personal Property.
5.No auction or sale of the Personal Property shall be conducted by Secured Party from the Premises without Landlord’s prior written consent, which consent Landlord may withhold in Landlord’s sole and absolute discretion.
6.This waiver shall inure to the benefit of and shall be binding upon the heirs, administrators, executors, successors and assigns of the parties hereto. The prevailing party in any action to enforce or interpret this Agreement shall be entitled to recover from the non-prevailing party all costs and expenses (including but not limited to reasonable attorney’s fees) incurred by it in connection therewith. This Agreement shall be governed by the laws of the State of California.
In Witness Whereof, the parties hereto have executed, sealed and delivered this Waiver this __________ day of ________________, 202_.
LANDLORD:

SECURED PARTY

TENANT’S CONSENT:
Tenant hereby consents to the foregoing waiver.     Without limiting any of the terms or provisions of the Waiver or of this Consent, Tenant specifically consents to Landlord’s providing rights of entry and access to Secured Party as provided in the Waiver and agrees not to bring any claims against Landlord or any of its members, managers, beneficial owners, or other affiliates based upon Landlord’s agreements and undertakings in or pursuant to the Waiver.

TENANT:
SCHEDULE 1

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PERSONAL PROPERTY

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Exhibit K
FORM OF PURCHASE AGREEMENT
PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement ("Agreement") is dated for reference purposes only _____________ and is made and entered into by and between ______________________ ("Seller") and ______________________ ("Buyer") and is made with reference to the following facts and objectives:
1.RECITALS
A.    The Board of Trustees of the Leland Stanford Junior University, a body having corporate powers under the laws of the State of California (“Ground Lessor”), is the fee owner of certain improved real property located in Santa Clara County, California, commonly known as or otherwise described as 3000 Hanover Street, Palo Alto, California, and more particularly described on Exhibit A attached hereto (the “Real Property”).
B.    The Real Property has been leased to Seller pursuant to that certain Lease dated as of March 25, 1971, between Ground Lessor and Hewlett-Packard Company, a Delaware corporation (“HP”), as amended by that certain Lease Amendment dated as of January 11, 2012, between Ground Lessor and HP, as further amended and assigned by that certain Consent to Assignment of Ground Lease dated as of July 31, 2015, by and among Ground Lessor, HP, and Hewlett Packard Enterprise Company, a Delaware corporation (the predecessor in interest to Landlord), and as further amended by [______________________], pursuant to which Seller leases the Real Property from Ground Lessor, a copy of which is attached hereto as Exhibit B.
C.    Buyer desires to purchase from Seller and Seller desires to sell to Buyer, subject to the terms and conditions contained in this Agreement, the “Property,” defined herein to mean Seller’s leasehold interest in the Real Property.
Now, THEREFORE, the parties hereto agree as follows:
1.    Agreement to Purchase and Sell. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the Property, on the terms and subject to the conditions as are set forth in this Agreement.
2.    Purchase Price. The purchase price ("Purchase Price") for the Property shall be _______________ Dollars ($___________) payable as follows:
2.1    Deposit. Concurrently with the opening of Escrow as provided in Section 3, Buyer shall deposit into Escrow in immediately available funds the sum of __________ Dollars ($______) (the “Deposit”) and provide written evidence of the same to Seller. The Deposit shall be credited against the Purchase Price at Close of Escrow.
2.2    Payment of Balance of Purchase Price. The remainder of the Purchase Price shall be deposited with the Escrow Holder at least one business day prior to Close of Escrow.
2.4    Liquidated Damages. IF BUYER FAILS TO COMPLETE THE TRANSACTION SET FORTH IN THIS AGREEMENT, THE PARTIES AGREE THAT SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, WHICH THE PARTIES AGREE IS A REASONABLE SUM CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE SUM TO THE RANGE OF HARM TO SELLER THAT REASONABLY COULD BE ANTICIPATED AND THE ANTICIPATION THAT PROOF OF ACTUAL DAMAGES COULD BE COSTLY OR INCONVENIENT; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT SELLER’S RIGHTS AND REMEDIES UNDER SECTION 13 HEREOF. WITHOUT LIMITATION OF THE FOREGOING, THE DEPOSIT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 AND SHALL NOT CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE 3275 OR 3369. IN PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE.
Seller: ________    Buyer: _______

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3.    Escrow. The purchase and sale of the Property shall be consummated through an escrow as follows.
3.1    Opening of Escrow. Concurrently with the delivery of this Agreement to Seller, Buyer shall open an escrow (the "Escrow") with ______________________ Title Company, ______________________, California _____, ______________________, Escrow Officer, (___) ___-____, Email: ___________ (the "Title Company" or the "Escrow Holder").
3.2    Close of Escrow. The closing of the purchase and sale of the Property (the "Close of Escrow" or the "Closing") shall occur on or before the ___________ (__) day following the execution of this Agreement, time being of the essence.
4.    Accuracy of Seller’s Representations. It shall be a condition to Buyer’s obligation to purchase the Property that as of Close of Escrow, all of the representations and warranties of the Seller, as set forth in Section 7 of this Agreement, shall be true and correct.
5.    Title/ As Is/ Release.
5.1    Title. Title to the Property shall be transferred to Buyer subject to (a) all matters of record as of the execution of this Agreement, (b) any further taxes and assessments that accrue through the closing, and (c) any further exceptions to title through the closing caused or consented to by Buyer or its agents or consultants (collectively the “Permitted Exceptions”) with the exception of monetary liens placed on the Property by Seller which shall be removed by Seller prior to Close of Escrow.
5.2    "As-Is" Transfer. Except as expressly provided in Section 7, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or matters affecting the Property or the Real Property, including, without limitation, the physical condition of the Real Property, title to or the boundaries of the Real Property, pest control matters, soil condition, hazardous waste, toxic substances or other environmental matters, compliance with building, health, safety, land use, and zoning laws, regulations and orders, structural and other engineering characteristics, budgets and financial projections for the operation of the Real Property, and all other information pertaining to the Property or the Real Property. Moreover, Buyer acknowledges that (a) Buyer has been in occupancy of the Real Property since _______, 202_, (b) Buyer has entered into this Agreement with the intention of making and relying on its own investigation of the physical, environmental, economic, and legal condition of the Property or the Real Property, (c) Buyer is not relying on any statements, representations, or warranties, other than those specifically set forth in Section 7, made by Seller or anyone acting or claiming to act on Seller’s behalf concerning the Property or the Real Property, and (d) Buyer shall purchase the Property and the Real Property in its “AS IS” condition at Close of Escrow and assumes the risks that adverse physical, environmental, economic, or legal conditions may exist.
        5.3    Release. Except for (i) actual fraud of the Seller, (ii) Seller’s breach of this Agreement and/or (iii) any breach of the representations of Seller as set forth in this Agreement, and to the fullest extent permitted by law, Buyer hereby forever waives, releases and discharges Seller, and hereby forever waives, releases and discharges all present and future claims, actions, causes of action, demands, suits, legal and administrative, proceedings against Seller and/or its officers, directors, employees and agents, and hereby releases and discharges them from all liability for damages, losses, costs, liabilities, claims for distribution, fees and expenses, present and future, arising out of or in any way connected with any condition or aspect of the Property or the Real Property and any environmental contamination in, on, under or about the Real Property (or any portion thereof), or the existence of hazardous materials, in any state in, or under, or about the Real Property (or any portion thereof), or in groundwater, air or other media, however they came to be placed there, whether or not such condition arose or such hazardous materials came to be placed while Seller owned the Property (or any portion thereof), and whether or not such condition, or existence of such hazardous materials, would have been discovered by a reasonably competent environmental assessment. Without limiting the foregoing and subject solely to the Seller’s representations set forth below, Buyer, upon Close of Escrow, shall be deemed to have waived, relinquished and released Seller and all Seller agents, affiliates and representatives from and against any and all matters arising out of latent or patent defects or physical conditions, violations of applicable laws and any and all other acts, omissions, events, circumstances or matters affecting the Property or the Real Property or any portion thereof. For the foregoing purposes, Buyer hereby specifically waives the provisions of any law of any state, territory or jurisdiction, including but not limited to California Civil Code Section 1542, the import of which is as follows:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

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Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Section and discussed its import with legal counsel (or elected not to do so) and that the provisions of this Section are a material part of this Agreement.
Buyer:    _______________________
6.    Delivery of Title. Delivery of title to the Property shall be evidenced by the willingness of Title Company to issue the policy referred to in Section 6.1 hereof upon the Close of Escrow.
6.1    Title Insurance. The Title Company shall be requested to issue to Buyer at Close of Escrow, a CLTA leasehold owner's policy of title insurance, with liability for the full amount of the Purchase Price for the Property, showing leasehold title vested in the name of Buyer and subject to the Permitted Exceptions (the “Required Title Policy”).
6.1.1    Termination of the Escrow. Should the Title Company at Close of Escrow not issue or be irrevocably committed to issue the Required Title Policy, this Agreement and the Escrow established hereunder, at Buyer's option, shall terminate, at which time the Escrow Holder shall return the entire amount of any funds deposited with Escrow by Buyer to Buyer, and any and all documents or other funds deposited into Escrow shall be returned to the party who deposited the same. Buyer shall bear the risk for any errors of the Title Company in the issuance of any Preliminary Title Report or Title Insurance Policy and Buyer’s sole remedy as to such errors is to bring a claim against the Title Company.
7.    Seller's Warranties and Representations. Seller represents and warrants to Buyer, the following:
7.1    Duly Authorized and Enforceable. Seller has, or will prior to Close of Escrow have, taken, or caused to be taken, all actions required of it to approve the execution and delivery of this Agreement and has authorized the consummation of the transactions contemplated herein. This Agreement is a valid and binding obligation of the Seller and that the consent of any person or entity required therefor has been obtained.
8.    Closing Costs/Prorations. Santa Clara County transfer taxes and 50% of the City of Palo Alto transfer taxes shall be paid by Seller, and the other 50% of the City of Palo Alto transfer taxes shall be paid by Buyer. Costs for drawing deeds and other transfer documents, title insurance on the Property, escrow, recording costs and any other costs and expenses to close shall be paid as is customary in the county where the Real Property is located. All customarily proratable items shall be prorated as of close of escrow.
9.    Deliveries at Closing. Each of Buyer and Seller shall make the following deliveries to each other or to Escrow on or prior to the Closing Date:
9.1    Buyer's Deliveries. Buyer shall have delivered each of the following to the person designated:
9.1.1    The balance of the Purchase Price and such amount as is necessary to pay Buyer’s share of closing costs, to Escrow Holder (at least one business day prior to the close of escrow), and
9.1.2    A properly executed and notarized counterpart Assignment and Assumption of Leasehold Interest (“Assignment”) conveying title to the Property to the Buyer, and such other documents as Escrow Holder may reasonably require from Buyer. The Assignment shall contain an indemnity from Buyer in favor of Seller wherein Buyer agrees to indemnify, defend, and hold harmless Seller from claims made by Ground Lessor against Seller with respect to defaults occurring after the close of escrow, and the Assignment shall contain an indemnity from Seller in favor of Buyer wherein Seller agrees to indemnify, defend, and hold harmless Buyer from claims made by Ground Lessor against Buyer with respect to defaults occurring prior to the close of escrow.
9.2    Seller's Deliveries. Seller shall have delivered each of the following to the person designated:
9.2.1    A properly executed and notarized counterpart Assignment and Assumption of Leasehold Interest to the Escrow Holder, and
9.2.2    Such other documents as Escrow Holder may reasonably require from Seller.

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10.    Assignment. Absent consent of the Seller which may be withheld in Seller’s sole discretion, Buyer may not assign its rights hereunder to any person or entity other than those parties under common ownership with Buyer (not assignment shall release Buyer from its obligations under this Agreement).
11.    Further Acts. Buyer and Seller each agree to take such further action and to execute and deliver such further documents as may be reasonably necessary in order to carry out the terms of this Agreement.
12.    Entire Agreement. This Agreement is the total Agreement by and between the parties hereto with respect to the transaction set forth above and supersedes any and all prior agreements, written or oral, between the parties regarding the Property or the Real Property. Each party acknowledges and represents that it is relying on no representations by the other party, other than those expressly set forth in this Agreement. This Agreement may not be amended or modified except by a written Agreement signed by both parties.
13.    Attorney's Fees. In the event of any dispute in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit or arbitration.
14.     Notices. All notices and other communications to be made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if served personally on the party to who service is given, or on the date of receipt or refusal to accept delivery, if sent by FedEx or other reputable courier service, postage prepaid, and properly addressed to the addresses as set forth on the signature page below. Any party may change its address for the purpose of receiving notice in the manner provided for notices above.
15.    Brokers/Agents. Each party hereto represents and warrants that such party has not involved any broker or agent with respect to this transaction and agrees to indemnify, defend and hold harmless the other from and against any such claim for the payment of a commission or other fee in connection with the sale of the Property.
16.    Miscellaneous Provisions.
16.1    Time of Essence. Time is of the essence of each provision of this Agreement.
16.2    Consent of Parties. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval except as set forth above.
16.3    Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns.
16.4    Exhibits. All Exhibits referred to are attached hereto and incorporated herein by this reference.
16.5    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.
16.6    Integrated Agreement; Modification. This instrument contains the entire agreement of the parties and cannot be amended or modified except by a written Agreement, executed by each of the parties hereto.
16.7    Captions. The captions of this Agreement are for convenience purposes only, and shall have no effect on its construction or interpretation.
16.8    Singular and Plural; Gender. When required by the context of this Agreement, the singular shall include the plural, and the masculine shall include the feminine.
16.9    Severability. The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.
16.10    Waiver. No consent or waiver, express or implied, by either party to this Agreement or of any breach or default by the other in the performance of any obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default by such party hereunder. Failure on the part of any party hereto to complain of any act or failure to act of the other party or to declare the other party in default hereunder, irrespective of how long such failure continues, shall not constitute a waiver of the rights of such party hereunder.

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16.11    Counterparts and Electronic Signatures: This Agreement may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Agreement shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all

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counterparts taken together shall be one and the same Agreement. This Agreement may be signed by faxed, e-mailed or other electronic signatures (e.g., Docusign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.
IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date written above.
SELLER
______________________
By: ______________________
Name: _____________________
Its: _______________________
Dated: _____________________

BUYER
______________________
By: ______________________
Name: _____________________
Its: _______________________
Dated: _____________________

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